 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
__________________________________________
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☐	Preliminary Proxy Statement

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Groupon, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2017 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Groupon, Inc. will be held at 10:00 a.m. Central Time on June 13, 2017 at
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

Dear Stockholder:
I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Groupon, Inc. (the “Company” or “Groupon”), which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 on June 13, 2017 at 10:00 a.m. Central Time. Doors will open at 9:30 a.m. Central Time.
The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
We urge you to read the accompanying proxy statement carefully and to vote "FOR" the director nominees proposed by the Board of Directors and "FOR" the advisory approval of our Named Executive Officer compensation in accordance with the recommendations of the Board of Directors.
On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.
Sincerely,

Eric Lefkofsky
Chairman of the Board

GROUPON, INC.
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 13, 2017 at 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Items of Business	1. To elect ten directors from the nominees named in this proxy statement.

2. To approve, on an advisory basis, our Named Executive Officer (as hereinafter defined) compensation, as described in this proxy statement.

3. To transact other business that may properly come before the Annual Meeting.

Record Date	April 19, 2017 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 13, 2017. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

By order of the Board of Directors,
Dane Drobny
General Counsel and Secretary
Chicago, Illinois
April 27, 2017
The date of this proxy statement is April 27, 2017, and it is first being delivered to stockholders on or about April 28, 2017.

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time	June 13, 2017, 10:00 a.m. Central Time

Place	Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

Record Date	April 19, 2017

Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Admission	If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
Meeting Agenda

•	Elect ten directors. Our Board of Directors unanimously recommends a vote “FOR” the election of all ten director nominees.

•	Advisory approval of our Named Executive Officer compensation. Our Board of Directors unanimously recommends a vote “FOR” the advisory approval of our Named Executive Officer compensation.

•	Transact other business that may properly come before the meeting.

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

		Director Since			Other Public Boards
Name	Age		Position	Independent
Rich Williams	42	2015	Chief Executive Officer and Director	No	0
Eric Lefkofsky	47	2006	Chairman	No	0
Theodore Leonsis	61	2009	Lead Independent Director	Yes	1
Michael Angelakis	52	2016	Director	Yes	3
Peter Barris	65	2008	Director	Yes	0
Robert Bass	67	2012	Director	Yes	1
Jeffrey Housenbold	47	2013	Director	Yes	1
Bradley Keywell	47	2006	Director	Yes	2
Joseph Levin	37	2017	Director	Yes	2
Ann Ziegler	58	2014	Director	Yes	2

Attendance
Each director nominee is a current director. Each current director who served as a director during 2016, attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.

See “Board of Directors” and “Proposals to be Voted on at the Meeting – Proposal 1: Election of Directors” for more information.

Executive Compensation Matters

Executive Compensation Advisory Vote
Our Board of Directors unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2016, as described more fully in this proxy statement.
Pay for Performance
To date, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay package consists of equity-based awards, and, therefore, the value of the pay packages is tightly correlated with our performance.
Next Say on Pay Frequency Advisory Vote

At the 2012 annual meeting of stockholders, our stockholders approved, on an advisory basis, an annual frequency of stockholder votes to approve executive compensation. The Securities and Exchange Commission's rules require that every six years stockholders have the opportunity to approve how frequently we should hold advisory votes on executive compensation. Accordingly, our stockholders' next advisory vote on the frequency of stockholder votes to approve executive compensation will be at the 2018 Annual Meeting of Stockholders.

Sound Design
We design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also design our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	Enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term business strategies;

•	Ties a substantial portion of each executive’s compensation directly to the long-term value and growth of the Company;

•	Rewards both Company and individual performance and achievement;

•	Ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	Ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
See “Compensation Discussion and Analysis,” “Named Executive Officer Compensation” and “Proposals to be Voted on at the Meeting – Proposal 2: Advisory Approval of Our Named Executive Officer Compensation” for more information.

Information About Our Independent Registered Public Accounting Firm

Our Audit Committee routinely reviews the performance and retention of our independent auditor and has determined that 2017 is an appropriate time to review its selection of our independent auditor. We therefore have submitted a request for proposal to several firms, including our current independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), for the current fiscal year and expect to complete this process prior to the Annual Meeting. In light of this ongoing process, we are not submitting a proposal for the ratification of the appointment of Ernst & Young as our independent registered public accounting firm at the Annual Meeting. However, we expect to resume this practice in 2018. For additional information, see “Information About Independent Registered Public Accounting Firm.”

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; our ability to realize the anticipated benefits from the hedge and warrant transactions and those risks and other factors discussed in "Item 1A: Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in this proxy statement and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors of Groupon, Inc. (the “Board”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon’s Annual Meeting of Stockholders, which will take place on June 13, 2017 (the “Annual Meeting”). Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on or about April 28, 2017 in connection with the solicitation of proxies on behalf of the Board.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are two proposals to be voted on at the Annual Meeting:

•	The election of the ten director nominees listed in this proxy statement to serve on our Board.

•	An advisory vote to approve our Named Executive Officer compensation.
As of the date of this proxy statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Q.	How does the Board recommend that I vote?

A:	The Board recommends that you vote:
“FOR” the election of each of the ten director nominees named in this proxy statement.
“FOR” the advisory approval of our Named Executive Officer compensation.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:
Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How many shares are entitled to vote?

A:
Each share of Groupon’s common stock outstanding as of the close of business on April 19, 2017, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on April 19, 2017, 561,325,739 shares of common stock were outstanding and entitled to vote. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”
Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q:	Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 19, 2017. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 19, 2017. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.

Q:	How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 12, 2017. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote or revoke my proxy?

A:
If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	delivering a timely written notice of revocation to our Corporate Secretary at our corporate headquarters (600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Corporate Secretary);

•	submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or

•	attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR,” “AGAINST,” or “WITHHOLD” with respect to each of the nominees. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only votes “FOR” and “AGAINST” director nominees are counted. “WITHHOLD” votes will not have an effect on the outcome of the election of directors.

For the advisory vote to approve our Named Executive Officer compensation, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. If you elect to abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote.
If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may not vote on any matter to be voted upon at the Annual Meeting as none of the proposals to be voted upon are "routine matters." For additional information regarding treatment of “routine” and “non-routine” matters, please see “What are broker non-votes and what effect do they have on the proposals?” below.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
Directors will be elected by a plurality of the votes cast in the election of directors. A plurality means that the ten persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the advisory vote to approve our Named Executive Officer compensation.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. None of the proposals to be voted upon at the Annual Meeting are routine matters. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our directors and the advisory vote to approve our Named Executive Officer compensation.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which requires a plurality of votes cast at the Annual Meeting or Proposal 2, which require a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:
It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.

Q:	How can I get electronic access to the proxy statement and Annual Report?

A:
The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as “householding” and can result in cost savings to us. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by telephone at 312-334-1579 or mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Investor Relations.

You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Q:	How can I obtain an additional proxy card or voting instruction form?

A:	If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:

•	you are a stockholder of record, contact Groupon’s Investor Relations by mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654 or by telephone at 312-334-1579; or

•	you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.

Q:	Who is the Company's proxy solicitor?

A:
The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to encourage voting by our stockholders for a base fee of $15,000, plus reimbursable expenses and customary charges. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the cost of soliciting proxies. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

If you have any other questions about the Annual Meeting or how to vote or revoke your proxy, you may contact our proxy solicitor at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by telephone at 212-269-5550.

CORPORATE GOVERNANCE AT GROUPON
CORPORATE GOVERNANCE PRINCIPLES
Corporate governance at Groupon is used to promote the long-term interests of our stockholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company.
Our Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our stockholders. Highlights of our corporate governance framework include:
Board Independence and Expertise
Eight of our ten directors are independent directors under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). We are committed to maintaining a majority of independent directors.
•The independent directors meet regularly in executive session.
•Only independent directors are members of the Audit, Compensation, and Nominating and Governance Committees.

•	Messrs. Michael Angelakis and Robert Bass and Ms. Ann Ziegler are members of our Audit Committee and are each an “audit committee financial expert” under SEC rules.
Chief Executive Officer, Chairman and Lead Independent Director
The roles of Chairman and Chief Executive Officer are currently separate and have historically been separate other than during the period from February 28, 2013 through August 5, 2013, during which time Messrs. Lefkofsky and Leonsis both served in the Office of the Chief Executive on an interim basis. For a discussion of the roles of our Chairman and Lead Independent Director, see "Board and Executive Leadership."
Stockholder Authority
•All directors are elected annually; Groupon does not have a classified board.

•	Stockholders representing 50% or more of our total voting power can call a special stockholders’ meeting by following the procedural requirements in our Amended and Restated By-laws (“Bylaws”).
Risk Oversight

•	The Board, either directly or through its committees, as discussed below, exercises direct oversight of strategic risks to the Company.

•
The Audit Committee reviews and assesses the Company’s processes to manage business, financial and related reporting risks. It also reviews the Company’s policies for risk assessment and assesses the steps management has taken to control significant risks.

•	The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.
•The Nominating and Governance Committee oversees risks relating to our governance structure.

•	Management periodically reports to our Board or the relevant committee, which provides guidance on risk tolerance, assessment and mitigation.

•
Each committee charged with risk oversight reports to the Board on such matters. The Company believes that because each of the standing committees of the Board is comprised entirely of independent directors, the CEO and the Chairman are subject to the risk oversight of the independent directors.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEE CHARTERS
Our Corporate Governance Guidelines and the charters of the three standing committees of the Board describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. They establish the practices our Board follows with respect to such issues as:

•	Board composition and member selection;

•	Board meetings and involvement of senior management;

•	CEO performance evaluation;

•	management succession planning;

•	Board committees; and

•	director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to annually assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.
GROUPON INVESTOR RELATIONS WEBSITE
If you would like additional information about our corporate governance practices, you may view the following documents at http://investor.groupon.com:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Corporate Governance Guidelines

•	Code of Conduct

We will provide any of the foregoing information without charge upon written request to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or the directors as a group, by writing to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. The Corporate Secretary will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication.
BOARD AND EXECUTIVE LEADERSHIP

The Board does not have a policy as to whether the Chairman should be an independent director, an affiliated director or a member of management.  Our Chief Executive Officer serves as a director and the Chairman of our Board is an affiliated director. Since November 2015, the Board has determined that it would also be beneficial to appoint a Lead Independent Director to reinforce the independence of the Board in its oversight of our business and affairs and appointed Mr. Leonsis to serve in such role.  The Lead Independent Director’s duties include: consulting with the Chairman on agendas and meeting schedules; presiding at Board meetings in the absence of the Chairman; presiding at executive sessions of independent directors; and facilitating communication between the independent directors and the Chairman and Chief Executive Officer.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the Chairman and the Lead Independent

Director to facilitate our Board’s oversight of management, promote communication between management and our Board and communication among our independent directors, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described above under “Corporate Governance Principles – Risk Oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.
DIRECTOR INDEPENDENCE
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the listing standards of NASDAQ as well as the Board’s determination that the director does not have a relationship with Groupon that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.
Based on the review and recommendation by the Nominating and Governance Committee, the Board analyzed the independence of each director in 2016 and each director nominee and determined that Messrs. Angelakis, Barris, Bass, Housenbold, Keywell, Leonsis, Levin and Ms. Ziegler meet the standards of independence under our Corporate Governance Guidelines and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board determined that Mr. Williams, our Chief Executive Officer, and Mr. Lefkofsky, who served as our Chief Executive Officer from August 3, 2013 until November 3, 2015, are not independent.
PROCEDURES FOR NOMINATING DIRECTORS
The Nominating and Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. Our Corporate Governance Guidelines and Nominating and Governance Committee charter provide guidelines with respect the consideration of director candidates. In making its recommendations to our Board, the Nominating and Governance Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees. The Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience in business, education and public service. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, our Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment; understanding of our business and technology; independence; educational and professional background; personal accomplishments; and geographic, gender, age and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.
In determining whether to recommend a director for re-election, the Nominating and Governance Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board in addition to the factors described above.
The Nominating and Governance Committee assesses the effectiveness of its efforts to maintain an effective Board through the Board self-evaluation process and in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting, and

•	obtaining or performing an assessment of the Committee’s own performance.
The Nominating and Governance Committee will consider stockholders’ recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Bylaws.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating and Corporate Governance Committee reviews potential conflicts of interest of directors. In the ordinary course of our business, we have entered into the transaction described below with certain of our directors and executive officers. Pursuant to our related party transaction policy, this transaction was approved by our Audit Committee.
On December 28, 2016, we entered into a sublease for portions of our office space in Chicago, Illinois to Uptake, Inc. ("Uptake"), a Lightbank LLC ("Lightbank") portfolio company. Brad Keywell, one of our directors, is the chief executive officer of Uptake. Eric Lefkofsky, our Chairman of the Board, and Mr. Keywell co-founded and are the majority equityholders of Lightbank, a private investment firm specializing in information technology companies. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party. The sublease extends through January 31, 2026 and the sublease rentals over that term total approximately $17.9 million.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers who request it using information obtained from them and from Groupon’s records. We believe that all applicable Section 16(a) filing requirements were timely met during fiscal year 2016, except that the vesting of restricted stock units ("RSUs") on April 26, 2016 of Rich Williams, our Chief Executive Officer, was inadvertently reported late on a Form 4 filed on May 6, 2016.
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 19, 2017 for:

•	each person who we know beneficially owns 5% or more of our outstanding capital stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 561,325,739 shares of common stock outstanding at April 19, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 19, 2017, (ii) RSUs held by that person that will vest within 60 days of April 19, 2017 and (iii) shares of common stock underlying the Company’s 3.25% Senior Convertible Notes due 2022 (the “Notes”), which are convertible at any time into shares of common stock, cash, or a combination thereof, at the Company’s option. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an “*.” Total percentages in the table below may not add due to rounding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Approximate Percentage of Common Stock (1)
		%
Officers and Directors
Eric Lefkofsky (2)	95,397,378	17%
Rich Williams (3)	1,750,225	*
Brian Kayman (4)	566,342	*
Dane Drobny	425,474	*
Michael Randolfi (5)	350,841	*
Brian Stevens	214,141	*
Jay Sullivan	379,120	*
Michael J. Angelakis (6)	43,103	*
Peter Barris (7)	199,038	*
Robert Bass (8)	139,094	*
Jeffrey Housenbold (9)	160,690	*
Bradley Keywell (10)	30,919,308	5.5%
Theodore Leonsis (11)	1,557,780	*
Joseph Levin	—	—
Ann Ziegler (12)	79,387	*
All executive officers and directors as a group (14 persons) (13)	131,615,578	23.4%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
FMR LLC (14)	84,813,881	15.1%
Alibaba Group Holdings Ltd.(15)	32,972,000	5.9%
A-G Holdings, L.P. (16)	46,296,300	8.2%
The Vanguard Group (17)	30,805,788	5.5%

(1)
On October 31, 2016, each share of Class A common stock, $0.0001 par value per share, and Class B common stock, $0.0001 par value per share, of the Company automatically converted into a single class of common stock, $0.0001 par value per share, pursuant to the terms of the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Conversion”). As a result of the Conversion, each holder of common stock is entitled to one vote per share on any matter that is submitted to a vote of stockholders. In addition, holders of the common stock vote as a single class of stock on any matter that is submitted to a vote of stockholders.

(2)
Includes 93,884,994 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Includes 25,183,765 shares of common stock that are subject to a pledge. Also includes 28,694 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. Also includes 43,103 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Pursuant to the terms of a Voting Agreement between the Company, A-G Holdings, L.P. (“AGH”), Mr. Lefkofsky, Mr. Keywell, New Enterprise Associates 12, Limited Partnership and certain of their respective affiliates (the “Voting Agreement”), Mr. Lefkofsky and his affiliates must vote their shares in favor of AGH’s director nominee.

(3)	Includes 66,338 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017.

(4)
Mr. Kayman served as our Interim Chief Financial Officer until April 2016. Includes 43 shares of common stock held by Mr. Kayman’s son. Open market purchases or sales, if any, by Mr. Kayman of our common stock since the date that he no longer served as our Interim Chief Financial Officer are not known by us or reported in this table.

(5)	Includes 287,581 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017.

(6)
Includes 43,103 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Does not include shares held by entities affiliated with AGH described in footnote 16. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos Group, Inc. (“Atairos”).

(7)
Includes 48,047 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Also includes 86,512 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. Does not include 15,000,000 shares of common stock directly held by New Enterprise Associates 12, Limited Partnership (“NEA 12”) and indirectly held by NEA Partners 12, Limited Partnership (“NEA Partners 12”), the sole general partner of NEA 12, NEA 12 GP, LLC (“NEA 12 LLC”), the sole general partner of NEA Partners 12, and each of the individual Managers of NEA 12 LLC. The individual Managers (collectively, the “Managers”) of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna S. Kolluri and Scott D. Sandell. NEA Partners 12, NEA 12 GP and the Managers share voting and dispositive power over the shares directly held by NEA 12. Mr. Barris disclaims beneficial ownership of such shares of common stock. Also does not include 409,297 shares of common stock held by PJ Barris, LLC, in which Mr. Barris is a member but has no pecuniary interest or 125,520 shares of common stock held by PDB LLC, of which Mr. Barris is the investment advisor but has no pecuniary interest.  Mr. Barris disclaims beneficial ownership of such shares of common stock.

(8)	Includes 49,010 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017.

(9)
Includes 44,518 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Also includes 55,810 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(10)
Includes 30,725,038 shares of our common stock held by Rugger Ventures LLC, an entity owned by Kimberly Keywell (80%), the wife of Bradley Keywell, and Mr. Keywell’s children (20%). Also includes 44,202 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Also includes 85,589 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director. Pursuant to the terms of the Voting Agreement, Mr. Keywell and his affiliates must vote their shares in favor of AGH’s director nominee.

(11)
Includes 230,000 shares of our common stock held by the 2015 Grantor Retained Annuity Trust and 105,000 shares of our common stock held by the 2016 Grantor Retained Annuity Trust. Also includes 603,750 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of April 19, 2017. Also includes 47,038 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Also includes 74,397 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(12)	Includes 43,103 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017.

(13)
Includes 603,750 shares of our common stock issuable upon exercise of options that are exercisable within 60 days of April 19, 2017. Also includes 716,043 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017. Also includes 331,002 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.

(14)	Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC, Abigail P. Johnson and Fidelity OTC Portfolio. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(15)
Based on a Form 13G filed with the SEC on February 14, 2017 reporting shares or our common stock owned by Des Voeux Investment Company Limited (“Des Voeux”), a wholly owned subsidiary of Alibaba Group Treasury Limited (“Alibaba Treasury”), which is a wholly owned subsidiary of Alibaba Group Holding Limited (“Alibaba Holding”). Alibaba Treasury and Alibaba Holding may be deemed to beneficially own the securities directly held by Des Voeux. The address of Alibaba Group Holdings Ltd. is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson St., Causeway Bay, K3, Hong Kong.

(16)
Based on a Schedule 13D/A filed with the SEC on August 15, 2016 reporting shares of our common stock beneficially owned by AGH, A-G Holdings GP, LLC (“AGGP”), Atairos, Atairos Partners, L.P. (“AP”), Atairos Partners GP, Inc. (“APGP”),

and Mr. Angelakis. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos and directly or indirectly controls a majority of the voting power of APGP, which is the general partner of AP, which is the sole voting shareholder of Atairos. Atairos is the sole member of AGGP and the sole limited partner of AGH. AGGP is the general partner of AGH. AGH owns $250,000,000 aggregate principal amount of the Notes, which are convertible into cash, shares of common stock or a combination thereof, at the Company’s option, at any time prior to the close of business on the scheduled trading day immediately preceding April 1, 2022, at an initial conversion rate of 185.1852 shares per $1,000 principal amount of the Notes (which represents 46,296,300 shares of common stock issuable upon conversion of the Notes if the Company elected to settle its conversion obligation solely through shares of common stock at the initial conversion rate described above). Does not include shares held by Mr. Lefkofsky and his affiliates (see footnote 7), Mr. Keywell and his affiliates and NEA 12 and its affiliates, which AGH may be deemed to beneficially own as a result of the Voting Agreement. Does not include 43,103 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 19, 2017 held by Mr. Angelakis in his capacity as director of the Company.

(18)	Based on a Form 13G filed with the SEC on February 13, 2017. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

BOARD OF DIRECTORS

The Board is nominating ten nominees for election. Information about the professional backgrounds, qualification and other board memberships of our nominees is set forth below.
OUR DIRECTOR NOMINEES
Rich Williams has served as our Chief Executive Officer and member of our Board since November 3, 2015. Prior to this role, Mr. Williams served as our Chief Operating Officer since June 2015 and President of North America since October 2014. He joined the Company in June 2011 as Senior Vice President of Marketing. Prior to joining Groupon, Mr. Williams served in a variety of marketing leadership roles at Amazon.com, Inc. (NASDAQ: AMZN) from January 2008 to June 2011, most recently as the Director, Paid Traffic leading global advertising. Prior to joining Amazon, he spent nearly seven years in sales and marketing leadership roles at Experian plc (LSE: EXPN), a global information services company. Mr. Williams brings to the Board his substantial experience gained from leadership positions in sales, marketing, and operations at Groupon and several publicly traded companies in the e-commerce and information services industries.
Eric Lefkofsky is a co-founder of the Company, served as the Company’s Executive Chairman from its inception through August 5, 2013, served in the Office of the Chief Executive from February 28, 2013 until August 5, 2013, served as the Company’s Chief Executive Officer from August 5, 2013 until November 3, 2015, and has served as Chairman since November 3, 2015. Mr. Lefkofsky is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO), a technology-enabled transportation and logistics outsourcing firm, and served on its board of directors from February 2005 to December 2012. Mr. Lefkofsky is a co-founder of InnerWorkings, Inc. (NASDAQ: INWK), a global provider of managed print and promotional solutions, and served on its board of directors from August 2008 to October 2012. Mr. Lefkofsky is also co-founder and CEO at Tempus, a technology company that has built an operating system to battle cancer. In 2008, Mr. Lefkofsky co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and served as a manager until February 2017. In April 2006, Mr. Lefkofsky co-founded MediaBank, LLC (now known as Mediaocean LLC), a provider of integrated media procurement technology, and has served as a director or manager since that time. Mr. Lefkofsky is also a co-founder of Uptake Technologies LLC, a predictive analytics platform. Mr. Lefkofsky serves on the board of directors of Children’s Memorial Hospital, the board of trustees of the Steppenwolf Theatre, the board of trustees of the Art Institute of Chicago and the board of trustees of the Museum of Science and Industry, Chicago. Mr. Lefkofsky also serves on the board of directors of World Business Chicago. Mr. Lefkofsky is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Lefkofsky brings to the Board an in-depth knowledge and understanding of the Company’s business and operations, as one of its founders and former Chief Executive Officer, as well as expertise gained through his experience as an entrepreneur and innovator in the technology industry.
Theodore Leonsis has served on our Board since June 2009, as Vice Chairman from April 2011 until August 2013, as co-Chief Executive from February 28, 2013 until August 5, 2013, as Chairman of the Board from August 5, 2013 until November 3, 2015, and as the Company's Lead Independent Director since November 3, 2015. Since 1999, Mr. Leonsis has served as the Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Verizon Center in Washington, D.C. Mr. Leonsis also has served as a Vice Chairman Emeritus of AOL LLC, a global Web company, since December 2006. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis co-founded Revolution Growth Fund II, a private investment firm in November 2011, and has served as a partner of the fund since that time. Mr. Leonsis has served as a director of American Express Co. (NYSE: AXP) since July 2010, was a director of Rosetta Stone Ltd. (NYSE: RST) from December 2009 through May 2013 and was a director of NutriSystem, Inc. (NASDAQ: NTRI) from December 2008 through June 2012. Mr. Leonsis also serves on the board of directors of several private Internet and technology companies, as well as several charitable organizations. Mr. Leonsis brings to the Board his experience in digital businesses, his innovative approaches, his expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

Michael Angelakis has served on our Board since April 2016.  Mr. Angelakis has served as the Chairman and Chief Executive Officer of Atairos Management, L.P. since August 2015. Mr. Angelakis also serves as a senior advisor to the Executive Management Committee of Comcast Corporation (NASDAQ: CMCSA), a national provider of video, high-speed Internet and voice services, where, prior to founding Atairos, he served as the company’s Vice Chairman and Chief Financial Officer since 2007.  Prior to joining Comcast, Mr. Angelakis served as Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, a private equity firm investing in technology, media and communications companies, Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications and a Vice President at Manufacturers Hanover Trust Company. Mr. Angelakis serves on the board of directors of Hewlett Packard Enterprise Company (NYSE: HPE), Duke Energy Corporation (NYSE: DUK), and TriNet Group, Inc. (NYSE: TNET). Mr. Angelakis also serves on the board of directors of several private communications and technology companies, as well as the Chairman of the Board for the Federal Reserve Bank of Philadelphia and as a trustee of Babson College.  Mr. Angelakis was elected as a director of Groupon pursuant to the terms of an Investment Agreement, dated as of April 3, 2016, between Groupon and A-G Holdings, L.P., an affiliate of Atairos.  Mr. Angelakis brings to the Board extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.
Peter Barris has served on our Board since January 2008. Mr. Barris was originally appointed to the Board pursuant to a general voting agreement, which terminated as a result of our initial public offering. During the previous five years, Mr. Barris also served on the board of directors of Echo Global Logistics, Inc. (NASDAQ: ECHO), InnerWorkings, Inc. (NASDAQ: INWK), Vonage Holdings Corp. (NYSE: VG) and Inteliquent (NASDAQ: IQNT) (formerly known as Neutral Tandem, Inc. (NASDAQ: TNDM)). Since 1999, Mr. Barris has been the Managing General Partner of New Enterprise Associates where he specializes in information technology investing. Mr. Barris is a vice chairman of the board of trustees of Northwestern University. Mr. Barris brings to the Board a sophisticated knowledge of information technology companies that includes investments in over twenty-five information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies.

Robert Bass has served on our Board since June 2012. He served as a vice chairman of Deloitte LLP from 2006 through June 2012, and was a partner in Deloitte from 1982 through June 2012, where he specialized in e-commerce, mergers and acquisitions, SEC filings and related issues. At Deloitte, Mr. Bass was responsible for all services provided to Forstmann Little and its portfolio companies and was the advisory partner for Blackstone, DIRECTV, 24 Hour Fitness, McKesson, IMG and CSC. Mr. Bass has served on the board of directors of Sims Metal Management (ASX: SGM.AX) and as a member of the risk and audit committee since September 2013, including as chairman of the risk and audit committee since November 2014, the board of directors and as a member of the audit committee of Apex Tool Group, LLC since December 2014, including as chairman of the audit committee since April 2015, the board of directors and as chairman of the audit committee of New Page Corporation from January 2013 (emergence from chapter XI) to January 2015 (sale of the company), and the board of directors and as a member of the audit committee of Redfin Corporation since October 2016. In addition, he has been an advisory partner for RR Donnelley, Automatic Data Processing, Community Health Systems, and Avis Budget. Mr. Bass is a certified public accountant licensed in New York and Connecticut. He is a member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants. Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s SEC filings.
Jeffrey Housenbold has served on our Board since October 2013. Mr. Housenbold served as President, Chief Executive Officer and a director of Shutterfly, Inc. (“Shutterfly”) (NASDAQ: SFLY) from January 2005 until February 19, 2016. Prior to joining Shutterfly, Mr. Housenbold worked at eBay, serving in a variety of senior roles, including Vice President of Business Development and Internet Marketing, Vice President & General Manager, Business-to-Consumer Group and Vice President, Mergers & Acquisitions. Mr. Housenbold serves on the Board of Directors of Chegg (NYSE: CHGG), an online student hub. He is also a member of the Board of Trustees of Carnegie Mellon University and serves as a special industry advisor to KKR & Co. L.P. (NYSE: KKR). During the previous five years, Mr. Housenbold also served as a director of Caesars Entertainment Corporation (NASDAQ: CZR). Mr. Housenbold brings to the Board substantial e-commerce and technology industry experience, as well as his experience as the Chief Executive Officer of a publicly traded company.
Bradley A. Keywell is a co-founder of the Company and has served on our Board since our inception. Mr. Keywell is a co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO), a technology-enabled transportation and logistics outsourcing firm, and has served on its board of directors since its inception in February 2005. In 2008, Mr. Keywell co-founded Lightbank LLC, a private investment firm specializing in information technology companies, and served as a managing partner until February 2017. In April 2006, Mr. Keywell co-founded MediaBank, LLC (now known as Mediaocean LLC), a provider of integrated media procurement technology, and has served as a director or manager since that time. Mr. Keywell is also the Chief Executive Officer and co-founder of Uptake Technologies LLC, a predictive analytics platform. Mr. Keywell also serves as a trustee of Equity Residential (NYSE: EQR), a real estate investment trust. Mr. Keywell serves on the boards of trustees of the Zell-Lurie Entrepreneurship Institute at the University of Michigan, the NorthShore University HealthSystem Foundation, the University of Chicago Institute of Politics, and the Polsky Center for Entrepreneurship at the Booth School of Business at the University of Chicago. Mr. Keywell is the former Chairman of the Illinois Innovation Council. Mr. Keywell is also the founder and Chairman of Chicago Ideas Week and the Future Founders Foundation. Mr. Keywell is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Keywell brings to the Board an in-depth knowledge and understanding of the information technology sector as well as experience as a director of two other public companies.
Joseph Levin has served on our Board since March 2017. Mr. Levin has served as the Chief Executive Officer and as a director of IAC/InteractiveCorp (NASDAQ: IAC) since June 2015. He was previously Chief Executive Officer of Mindspark Interactive Network, a consumer software company. Prior to his appointment at Mindspark in November 2009, Mr. Levin served as Senior Vice President, Mergers & Acquisitions and Finance for IAC, and has held various roles within IAC since joining the company in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse). Mr. Levin serves on the Board of Match Group Inc. (NASDAQ: MTCH). During the previous five years, Mr. Levin also served on the Board of LendingTree, Inc. (nowTree.com)(NASDAQ: TREE) and The Active Network (NYSE: ACTV). Mr. Levin also currently serves on the

Undergraduate Executive Board of Wharton School. Mr. Levin brings to the Board substantial e-commerce and technology industry experience, including as the Chief Executive Officer of a public company, as well as experience as a director of other public companies.
Ann Ziegler has served on our Board since June 2014. Since April 2008, Ms. Ziegler has served as Senior Vice President and Chief Financial Officer of CDW Corp. (“CDW”) (NASDAQ: CDW). Prior to joining CDW, Ms. Ziegler spent 15 years at Sara Lee Corporation (“Sara Lee”), a global consumer goods company, in a number of executive roles including finance, mergers and acquisitions, strategy and general management positions in both U.S. and international businesses. Most recently, from 2005 until April 2008, Ms. Ziegler served as Chief Financial Officer and Senior Vice President of Administration for Sara Lee Food and Beverage. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom. Ms. Ziegler has served on the board of directors of Hanesbrands, Inc. (NYSE: HBI) since 2009 and Wolters Kluwer N.V. (AEX: WKL) since April 2017. Ms. Ziegler brings to the Board substantial experience in the consumer goods and technology industries, as well as her experience as the Chief Financial Officer of a publicly traded company.
MEETINGS AND MEETING ATTENDANCE
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met seven times during 2016.
All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year, including all persons who served as director during 2016. We do not maintain a formal policy regarding director attendance at stockholder meetings. Two of our directors attended the 2016 Annual Meeting.
BOARD COMMITTEES
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a written charter. The table below provides membership for each of the Board committees:

Director	Audit (1)	Compensation (1)(2)	Nominating and Governance (1)
Mr. Williams
Mr. Lefkofsky
Mr. Leonsis			Chair
Mr. Angelakis	Member
Mr. Barris		Chair
Mr. Bass	Chair	Member
Mr. Housenbold			Member
Mr. Keywell		Member
Mr. Levin
Ms. Ziegler	Member		Member

(1)
Effective following the annual meeting in June 2016, (i) Mr. Housenbold rotated off of the Compensation Committee, (ii) Mr. Bass joined the Compensation Committee, (iii) Mr. Leonsis joined the Nominating and Governance Committee, (iv) Mr. Keywell rotated off of the Nominating and Governance Committee, (v) Mr. Angelakis joined the Audit Committee, and (vi) Mr. Henry rotated off of the Audit Committee, as he did not stand for re-election at the 2016 annual meeting.

(2)    Following the Annual Meeting in June 2017 (subject to the election of our director nominees), Mr. Keywell will rotate off of the Compensation Committee, and Mr. Levin will join the Compensation Committee.
Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal controls over financial reporting;

•	overseeing internal audit processes;

•
inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cyber security risks, and assessing the steps management has taken to control these risks; and

•	reviewing compliance with significant applicable legal and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention, review and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Committee member (including any director who served as a member during any portion of 2016) has sufficient knowledge in financial and auditing matters to serve on the Committee and is an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met nine times in 2016.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:

•	assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;

•	make recommendations to the independent members of our Board regarding the compensation of the CEO;

•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation;

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;

•	oversee plans for executive officer development and succession;

•	oversee administration of our equity and incentive plans, policies, practices, and programs; and

•	authorize grants of equity compensation awards under our stock plan.

The Committee may delegate to the CEO the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department, including our Senior Vice President, Human Resources, are responsible for providing recommendations to the Compensation Committee regarding all aspects of our executive compensation program, other than their own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See “Compensation Discussion and Analysis” for more information about the Committee’s work.
The Compensation Committee met four times in 2016.

Nominating and Governance Committee
The principal responsibilities of the Nominating and Governance Committee are to:

•	determine and recommend the slate of director nominees for election to our Board;

•	identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;

•	review the composition of Board committees;

•	oversee compensation of directors;

•	annually evaluate the performance and effectiveness of the Board; and

•	monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines.
The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, regarding changes to the charters. The Nominating and Governance Committee Charter describes the specific responsibilities and functions of the Committee.
The Nominating and Governance Committee met five times in 2016.
DIRECTOR COMPENSATION
Director Compensation in 2016
We offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan). The following table sets forth the compensation paid to our non-employee directors for the fiscal year ended December 31, 2016.
Mr. Williams received no additional compensation for his services as a director of the Company. Mr. Angelakis joined our Board in April 2016. Mr. Henry served as a director until June 2016. Mr. Angelakis and Mr. Henry received director compensation for the portions of the year for which they served as directors. Mr. Levin joined our Board in 2017, and accordingly did not receive any director compensation for 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Michael Angelakis	56,250	150,000	—	206,250
Peter Barris	79,950	160,050	—	240,000
Robert Bass	81,600	163,400	—	245,000
Daniel Henry	37,500	—	—	37,500
Jeffrey Housenbold	75,000	150,000	—	225,000
Bradley Keywell	77,475	150,000	—	227,475
Eric Lefkofsky	75,000	150,000	33,333 (4)	258,333
Theodore Leonsis	77,475	160,050	—	237,525
Ann Ziegler	75,000	150,000	—	225,000

(1)
This column represents the amount of cash compensation earned in 2016 for Board and Committee service. The following non-employee directors deferred cash compensation earned in 2016 into deferred stock units under the Non-Employee Directors’ Compensation Plan and as described in the table below.

Name	2016 Cash Fee Deferred($)	Shares in Deferred Account Attributed to 2016 Cash Fees (#)
Peter Barris	79,950	21,196
Jeffrey Housenbold	75,000	19,886
Bradley Keywell	77,475	20,624
Eric Lefkofsky	37,500	8,682
Theodore Leonsis	77,475	20,458

(2)
As of December 31, 2016, each non-employee director had the following aggregate number of stock awards outstanding, as adjusted for the August 2010, January 2011 and October 2011 stock splits, as applicable.

Name	Number of Outstanding Stock Options	Number of Outstanding RSUs(a)
Michael Angelakis	—	43,103
Peter Barris	—	54,501
Robert Bass	—	55,464
Daniel Henry	—	44,155
Jeffrey Housenbold	—	50,120
Bradley Keywell	—	51,613
Eric Lefkofsky		43,103
Theodore Leonsis	603,750	52,273
Ann Ziegler	—	48,964

(a)
On June 8, 2016, we granted our non-employee directors 43,101 RSUs, the Nominating and Governance and Compensation Committee Chairmen an additional 2,888 RSUs, and our Audit Committee Chairman an additional 3,851 RSUs pursuant to the provisions contained in the Non-Employee Directors' Compensation Plan. 100% of the RSUs will vest on the first anniversary of the grant date.

(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSUs granted in 2016. For additional information, see Note 12 to Groupon’s audited consolidated financial statements for the year ended December 31, 2016 included in Groupon’s Annual Report on Form 10-K, as amended.

(4)	Reflects the amount the Company paid for the cost of security services for Mr. Lefkofsky in his capacity as Chairman of our Board.
Components of Director Compensation
Cash Compensation
In 2016, our director compensation plan provided for the following compensation opportunities and the opportunity to defer such compensation:

•	an annual cash retainer of $75,000 paid quarterly;

•	an additional annual cash retainer of $4,950 to the chairpersons of the Compensation Committee and the Nominating and Governance Committee; and

•	an additional annual cash retainer of $6,600 to the chairperson of the Audit Committee.
The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.
Under our Non-Employee Directors’ Compensation Plan, each non-employee director can elect to defer up to 100% of the annual cash retainer and up to 100% of the additional annual committee chair cash retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following the later of (i) a non-employee director’s separation from service or (ii) the occurrence of a specified date as elected by the non-employee director in his or her deferral election form. Distributions are made in a single distribution in the form of shares.
Grant of Restricted Stock Units
In 2016, we also provided our non-employee directors with an annual RSU grant under our Non-Employee Directors’ Compensation Plan that was valued at $150,000. In addition, we provided additional annual RSU grants of $10,050 to the chairman of our Compensation Committee and our Nominating and Governance Committee and $13,400 to the chairman of our Audit Committee.
Each non-employee director receives an annual grant of RSUs on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date. The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our common stock on the date of grant.
In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Non-Employee Directors' Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year.
Security
We believe the personal safety and security of our Chairman is important to the Company's business interests. Accordingly, the Company pays the cost of security services for the Chairman in an amount that the Company believes is reasonable in light of his security needs. The aggregate incremental cost of these services is reported in the "All Other Compensation" column of the "Director Compensation in 2016" table above in accordance with SEC disclosure rules. We do not consider these security measures to be a personal benefit or perquisite for our Chairman, but rather a reasonable and necessary expense for the benefit of the Company.
Director Stock Ownership Guidelines and Stock Holding Requirements

We maintain stock ownership guidelines that require each non-employee director to beneficially own Company common stock with a value equivalent to three times his or her annual cash retainer. Directors have until the later of April 1, 2021 or five years from their initial election date in which to achieve the required ownership level and must retain 50% of all net shares acquired upon the vesting of equity awards until they have satisfied the requirement. The equity components that are used to meet the director stock ownership guidelines are as follows:

•	shares owned outright and beneficially;

•	shares equal to the number of vested deferred stock units credited to the director under our Non-Employee Directors’ Compensation Plan; and

•	unvested RSUs (no other unvested awards count toward compliance with the guidelines).

We measure compliance and whether our non-employee directors meet the required ownership levels annually at the time of our annual meeting of stockholders, and our directors are in compliance with these guidelines.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discusses material elements of our 2016 compensation program for the following current and former executive officers (collectively, our “Named Executive Officers”):

•	Rich Williams, Chief Executive Officer

•	Michael Randolfi, Chief Financial Officer

•	Dane Drobny, General Counsel & Corporate Secretary

•	Brian Stevens, Chief Accounting Officer & Treasurer

•	Jay Sullivan, Chief Product Officer

•	Brian Kayman, Former Interim Chief Financial Officer
This discussion also contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Discussion and Analysis is organized into six sections:

•	Section 1—Executive Summary

•	Section 2—Our Compensation Philosophy

•	Section 3—Elements of Executive Compensation

•	Section 4—Role of Management, Compensation Consultants and Use of Market Data

•	Section 5—Pay Mix and Target Opportunity

•	Section 6—Other Compensation Information

SECTION 1 - EXECUTIVE SUMMARY
Business Strategies & Highlights

We are a global leader in local commerce, making it easy for people around the world to search and discover great businesses and merchandise. Our vision is to connect local commerce by increasing consumer buying power while driving more business to merchants through price and discovery. We want Groupon to be the destination that consumers check first when they are out and about; the place they start when they are looking to buy just about anything, anywhere, anytime. We operate online local commerce marketplaces throughout the world that connect merchants to consumers by offering goods and services, generally at a discount.

Additionally, in 2016, we undertook several actions to strategically invest in growth and streamline and simplify our operations. These included increasing our investment in customer acquisition marketing, improving our customer experience through product and customer service, and de-emphasizing lower margin product offerings in our Goods business. This increased investment led to a significant decline in revenue and profitability in 2016. These strategic actions are described in more detail in our quarterly earnings releases, conference calls and other filings with the SEC.

Highlights of our 2016 performance and key elements of our strategy for 2017 include the following:

•	Gross billings of $6.1 billion and revenue of $3.1 billion in 2016.

•
Increasing our active customer base. We significantly increased our global marketing spend by $108.6 million, or 42.7%, for the year ended December 31, 2016 as compared to the prior period in order to secure new customers and drive additional growth. Active customers, which we define as customers who have purchased a voucher or product from us during the trailing twelve months, increased 8% year-over-year to 52.7 million as of December 31, 2016, including an increase in active customers in North America of 5.2 million year-over-year to 31.1 million as of December 31, 2016. We expect marketing will remain a key strategy in growing our customer base.

•
Narrowing our focus and improving our operating efficiency. We have undertaken a number of actions to simplify and streamline our global business. For example, we have reduced our global footprint from 47 countries as of December 31, 2014 to 15 core countries as of March 31, 2017 because we believe these core countries have the greatest potential to favorably impact our results of operations. Additionally, we have reduced our headcount from 9,872 as of December 31, 2015 to 8,323 as of December 31, 2016 and reduced selling, general and administrative expense by $126.6 million, or $89.1 million (excluding the impact of a litigation reserve recorded in 2015), in 2016 as compared to 2015.

•
Improving the customer experience. Improving the customer experience by growing the supply of offerings available through our marketplaces, continuing to invest in our mobile technology, and creating a frictionless experience for our customers and merchants are key strategies for increasing customer purchase frequency. In the fourth quarter of 2016, over 60% of our global transactions were completed on mobile devices and, as of December 31, 2016, over 145 million people have downloaded our mobile applications worldwide. This helped drive a 10%, or $84.0 million, increase in North America gross profit in 2016.

Compensation Highlights

•
In 2016, we achieved Adjusted EBITDA and revenue performance results that exceeded the target levels under both our annual performance bonus program and the performance share unit ("PSU") component of our equity-based award program.

•
From 2014 to 2016, the Company performance-based component of our annual performance bonus program has increased from 50% to 80%, and, in 2017, funding available under our annual performance bonus program will be based 100% on Company performance.

•
We added PSUs to our equity-based award program in 2016 to complement the use of RSUs in grants to certain senior executives, including our Named Executive Officers, and to increase the portion of such executives' total equity compensation that is based on Company performance. Senior executives now have the opportunity to earn a payout if Groupon achieves certain pre-determined goals relative to financial and strategic metrics for an annual performance period. Based on our regular, annual equity incentive grants typically made in the first quarter of each fiscal year, PSUs represent a greater percentage of the value of such grants in 2017 than in 2016, increasing from 20% of the value of such grants in 2016 to 40% of the value of such grants in 2017.

•
As we develop as a company, we continue to refine our performance-based compensation program.  In 2017, our Compensation Committee approved four new performance metrics for the 2017 PSUs, an increase from the three metrics applicable to the 2016 PSUs.  These new performance metrics include gross billings, free cash flow, customer growth, and various strategic goals. In addition, in 2017, our Compensation Committee approved three performance metrics for the 2017 annual performance bonuses, an increase from the two metrics applicable to such bonuses in 2016.  Two of these performance metrics, gross profit and gross billings, are new for 2017 and the Adjusted EBITDA metric will continue to apply to the 2017 annual performance bonuses.  By using a variety of metrics across our performance-based compensation opportunities, we strive to more broadly measure business performance.

Pay-for-Performance
Our executive compensation program and corporate governance practices include several features to create a strong link among executive pay, Company performance and stockholder interests and to ensure that we have a fully competitive executive compensation program:

What We Do

✓	Establish measurable goals and objectives at the beginning of the performance period for both the cash incentive plan and performance share unit plan

✓	Structure our compensation programs to avoid incentives that encourage excessive risk

✓	Review total compensation opportunity when making executive compensation decisions

✓	Establish maximum award levels under the annual performance bonus plan and PSU awards

✓	Rely on the advice of an independent compensation consultant who provides no other services to the Company

✓	Annually assess our programs against peer companies and best practices

✓	Require our executive officers to pre-clear all stock transactions (other than pursuant to approved Rule 10b5-1 trading plans) even during the open window

✓	Conduct an annual assessment of the risk associated with our compensation program (with no critical issues to address)

✓	Require all of our executive officers to follow our executive stock ownership and stock holding guidelines

✓	Effective for 2017, balanced use of five financial or operational metrics in our incentive programs as well as strategic goals to more broadly measure business performance

What We Don’t Do

×	No tax gross-ups on change in control

×	No single-trigger change in control payments

×	No employment agreements

×	No re-pricing or cash buyout of out-of-the-money stock options

×	No dividends or dividend equivalents on unearned or unvested share units

×	No hedging transactions, and/or short sales involving Company stock

×	No pledging of Company stock, subject to limited exceptions, or depositing or holding Company stock in a margin account

×	No executive perquisite program
In determining executive compensation levels, our Compensation Committee considered that over 99% of the shares that voted on our “Say on Pay” proposal at the 2016 Annual Meeting of Stockholders approved our executive compensation program as disclosed in our 2016 proxy statement. In light of this support, the Compensation Committee believes that our current executive compensation program has been effective in implementing our compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that pay practices continue to evolve, and as a result, the Compensation Committee continues to refine our executive compensation practices in its ongoing effort to ensure our executive compensation supports our compensation philosophy and objectives, as well as our overall corporate goals and values. The Compensation Committee will continue to consider the results of the Company’s Say on Pay votes in their formulation of our compensation program for our executive officers. We currently provide an annual Say on Pay vote. Our next stockholder advisory vote on the frequency of Say on Pay votes will be at the 2018 Annual Meeting of Stockholders.
SECTION 2 - OUR COMPENSATION PHILOSOPHY
Our compensation philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to materially add to the Company’s long-term value and achieve our strategic goals, while minimizing excessive risk to the organization.
Briefly, the primary goals of our executive compensation program are as follows:

•	Recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	Provide a substantial portion of each executive’s compensation in components that are directly tied to the long-term value and growth of the Company;

•	Reward both Company and individual performance and achievement;

•	Ensure that our pay structure does not encourage unnecessary and excessive risk taking; and

•	Ensure that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
We are committed to retaining key personnel and attracting talent needed to lead the Company toward achieving our long-term strategic objectives.

We have been undergoing a period of substantial volatility and development in recent years in a highly competitive business and technological environment, and we have focused on recruiting talented individuals to help us meet specific long-term financial and growth objectives. Individual compensation arrangements with executives have been influenced by a number of factors, including the following, each as of the time of the applicable hiring decision:

•	our need to fill a particular position;

•	our financial position and growth direction at the time of hiring;

•	the individual’s expertise and experience; and

•	the competitive market for the position.
Our Compensation Committee is composed entirely of independent directors, and is responsible for overseeing our executive compensation program and approving ongoing compensation arrangements for our Named Executive Officers.

SECTION 3 – ELEMENTS OF EXECUTIVE COMPENSATION
The basic elements of our compensation program are as follows:

Pay Elements	Objective	Benefit to Stockholders
Base Salary	Provides senior officers with competitive level of fixed compensation	Competitive rates help us attract and retain talented executives

Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent

Annual Performance Bonus	Rewards executives for achieving annual individual and company goals	Focused on meeting key short-term business objectives and performance metrics

Equity-Based Awards	Provides both short-term and long-term incentives for executives to focus on stockholder value creation	Award value is based on long-term growth of Groupon's stock price

	Aligns a portion of their award to financial performance of the Company and achievement of strategic goals	For performance-based equity, focused on Company achievement of financial and strategic objectives

SECTION 4 - ROLE OF MANAGEMENT, COMPENSATION CONSULTANTS AND USE OF MARKET DATA
Role of Management
Our Compensation Committee generally seeks input from our CEO and the most senior members of our Human Resources department when evaluating the performance and compensation of the other Named Executive Officers, as well as during the process of searching for and negotiating compensation packages with new senior management hires. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other Named Executive Officers because of his direct knowledge of each executive officer’s performance and contributions. Our Chief Financial Officer and Chief Accounting Officer also work with the Senior Vice President, Human Resources to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions. None of our Named Executive Officers participates in Compensation Committee deliberations relating to his or her own compensation.
Independent Compensation Consultant
The Committee retains Willis Towers Watson to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs and executive officer compensation decisions. Although we may retain Willis Towers Watson for discrete projects from time to time, Willis Towers Watson has not provided any other material services to Groupon (separate from consulting advice provided to the Compensation Committee). The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the Committee must be independent of the Company and management. The Compensation Committee has reviewed the independence of Willis Towers Watson in light of this policy, SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Willis Towers Watson’s work for the Compensation Committee does not raise any conflict of interest, and it is able to provide the Compensation Committee with independent advice.
The Compensation Committee has continued to retain Willis Towers Watson as its independent compensation consultant to provide advice, recommendations, and resources to help develop and execute our overall compensation strategy. Willis Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace Willis Towers Watson at any time. As part of the engagement of Willis Towers Watson, the Compensation Committee has directed Willis Towers Watson to work with the appropriate members of management to obtain information necessary for it to form its recommendations and evaluate management’s recommendations. Willis Towers Watson will also meet with the Compensation Committee during the Committee’s regular meetings and in executive session, where no members of management are present, and may meet with the Committee chair and other members of the Committee outside of the regular meetings. The Compensation Committee intends to periodically review its relationship with its compensation consultant.
Use of Market Data
Our Compensation Committee reviews our peer group and other compensation data annually to ensure that it remains appropriate for review and comparison purposes. In 2016, our peer group included companies in the Internet Software & Services, Internet Retail and Application Software industries whose businesses align with ours and companies with a size comparable to ours based on revenue and market capitalization. These peer group companies had revenues ranging from $344 million to $9.2 billion with a median of $2.2 billion and market capitalization ranging from $388 million to $72.7 billion with a median of $9.2 billion. Our peer group includes companies with whom we compete for executive talent, which includes larger global companies, as well as smaller companies. The technology labor market is highly competitive for executive level talent that can provide innovative leadership while managing at a global scale across several lines of business. The Compensation Committee believes that it is necessary to consider these factors in making compensation decisions in order to attract and retain talent.
Our peer group for 2016 is listed below:

Angie’s List, Inc.	Netflix, Inc.	salesforce.com, Inc.	Yelp, Inc.
Expedia Inc.	Orbitz Worldwide, Inc.	Shutterfly, Inc.	zulily, Inc.
HomeAway, Inc.	Overstock.com Inc.	TripAdvisor Inc.	Zynga, Inc.
IAC/InterActiveCorp	Pandora Media, Inc.	Twitter, Inc.
LinkedIn Corporation	priceline.com Incorporated	Yahoo! Inc.

We believe it is important to maintain peer group stability from year-to-year, limiting changes to when they would improve market comparability or better align with selection criteria. We revised the peer group in 2017 to include additional companies with which we compete for talent and to replace companies that are no longer publicly traded due to M&A activity since 2015, which was the last time we revised the composition of our peer group. In selecting the revised peer group for 2017, we considered companies in the Online Retail, Online Platform and Internet Software & Services industries whose businesses align with ours and with whom we compete for executive talent, companies with a size comparable to ours based on revenue and market capitalization, companies that include us in their peer group and companies identified as our peer companies by Institutional Shareholder Services.

When compared to our 2016 peer group, the 2017 revisions to our peer group did not significantly impact the size or range of the companies included in our peer group. For the 2017 peer group, median revenues remained at $2.2 billion and median market capitalization decreased to $5.1 billion. In 2017, based on the recommendation of Willis Towers Watson, the Compensation Committee approved a revised peer group consisting of the following 19 companies to be used in making 2017 compensation decisions (13 of which were in our 2016 peer group):

Akamai Technologies Inc.	IAC/InterActiveCorp	QVC Group Inc.	Wayfair Inc.
Angie's List, Inc.	Netflix, Inc.	salesforce.com, Inc.	Yelp, Inc.
Expedia Inc.	Overstock.com Inc.	Shutterfly, Inc.	Zillow Group Inc.
GrubHub Inc.	Pandora Media, Inc.	TripAdvisor Inc.	Zynga, Inc.
HSN, Inc.	Priceline Group Inc.	Twitter, Inc.
We also participate in surveys of market compensation practices in our industry and broadly across all industries, and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings. When determining 2016 total direct compensation, management and Willis Towers Watson presented information to the Compensation Committee based on peer group and industry data. However, while the Compensation Committee considered this information, it did not engage in strict benchmarking to a fixed percentile. Given the unique nature of our business model, the Compensation Committee also relied heavily on the expertise of its members and on management to craft pay packages that are appropriate for our particular executives. We believe that the total direct compensation of our officers in 2016 was consistent with our peer group and competitive market practices. Our Compensation Committee regularly reviews the compensation and benefits of our officers in order to ensure that it remains competitive.
2011 Incentive Plan
We intend to continue to use our 2011 Incentive Plan, summarized in “Section 6 - Other Compensation- Incentive Plans - 2011 Incentive Plan” below, as the primary vehicle for awarding equity-based and incentive compensation going forward. Beginning in

2011, we discontinued our practice of awarding stock options, although we intend to continue our practice of awarding RSUs in connection with our hiring program and for ongoing grants. Starting in 2016, we also introduced PSUs into the mix of equity-based awards. The actual number of PSUs that vest will depend on Company results against the pre-determined targets as approved by the Compensation Committee. This addition not only complements the use of RSUs, but also reaffirms our philosophy of paying for performance and aligning compensation directly to long-term value and growth of the Company. We also set annual cash bonus targets for Named Executive Officers using annual benchmarks for similar positions in our peer group.
SECTION 5 – PAY MIX AND TARGET OPPORTUNITY
Our pay practices are focused on providing our executives with a significant amount of their compensation in the form of equity grants, which aligns our executives’ interests with those of our stockholders. The four key elements of our compensation package for Named Executive Officers are base pay, annual performance bonuses, equity-based awards, and our benefits programs. We do not use specific formulas or weightings in determining the allocation of the various pay elements; rather, each Named Executive Officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to achievement of the Company’s short-and long-term objectives.

The following chart sets forth the relative weight of 2016 compensation attributable to base salary, target annual performance bonus and equity-based awards for our Named Executive Officers.

14% of Named Executive Officer target total direct compensation is fixed compensation which includes only base salary. The remaining 86% is in the form of annual performance bonuses tied to Company performance and RSUs and PSUs tied to enhancing short-term and long-term stockholder value. This allocation is intended to encourage focus on the long-term growth of the Company. In addition, 15% of performance based compensation is in the form of cash awards and the remaining 85% is in the form of equity awards. This allocation is intended to encourage focus on both the short-term (one year annual) and long-term growth of the Company.

Base Salary. We offer reasonable base salaries that are intended to provide a level of stable fixed compensation to executives for performance of day-to-day services. Each Named Executive Officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of the Named Executive Officer’s employment, and is generally reviewed annually to determine whether an adjustment is warranted or required.
In determining base salaries for our Named Executive Officers, the Compensation Committee considers a number of factors, including the following:

•	The scope of the Named Executive Officer’s responsibilities, prior experience and qualifications;

•	The past individual performance of the Named Executive Officer;

•	Base salary and total compensation relative to other executives in similar positions;

•	Competitive market conditions and market data; and

•	Recommendations of the Chief Executive Officer, other than with respect to his own compensation.

The base salaries paid to our Named Executive Officers in 2016 are set forth in the “Summary Compensation Table” below. The following table shows the base salaries in effect during 2016 and effective for 2017, with any increases based on consideration of the factors listed above:

Name	2016 Base Salary ($) (1)	2017 Base Salary ($) (2)
Rich Williams	700,000	700,000
Chief Executive Officer
Michael Randolfi	425,000 (3)	500,000
Chief Financial Officer
Dane Drobny	390,000	450,000
General Counsel & Corporate Secretary
Brian Stevens	321,360	335,000
Chief Accounting Officer & Treasurer
Jay Sullivan	400,000	450,000
Chief Product Officer
Brian Kayman	300,000 (4)	—
Former Interim Chief Financial Officer

(1)	Base salaries as of December 31, 2016.

(2)	Base salaries effective as of March 24, 2017.

(3)	Mr. Randolfi was appointed Chief Financial Officer effective April 29, 2016.

(4)	Mr. Kayman served as the Interim Chief Financial Officer until April 28, 2016.

Annual Performance Bonus. We offer our Named Executive Officers the opportunity to earn annual performance bonuses, which are determined by the Board or the Compensation Committee in its sole discretion (other than with respect to Mr. Randolfi, who received a guaranteed bonus in 2016 pursuant to his compensation arrangement when he joined the Company), based on each officer’s job performance and the Company’s financial performance. As a young and rapidly changing company, we believe that an annual performance bonus program allows the Board and Compensation Committee to retain flexibility to conserve cash while rewarding results as determined to be appropriate.

The Named Executive Officers participate in our annual performance bonus program. The payout under this program is based upon a combination of 80% Company performance and 20% individual performance. The Compensation Committee determined to increase the Company performance-based component of our annual bonus program from 50% in 2014, to 70% in 2015, and to 80% in 2016; further, for 2017, the Compensation Committee has approved an increase in the Company performance-based component of our annual bonus program to 100%. For 2016, the Committee approved performance-based bonus metrics and targets for the Named Executive Officers, which are set forth below. The overall maximum payout level for each officer is 200% of each individual's target bonus. Any payout related to Company performance was conditioned upon the Company achieving both: (1) a minimum Adjusted EBITDA amount of $125 million for 2016, which is a non-GAAP performance measure (defined below) and (2) a minimum revenue amount of $2.9 billion. The performance metrics applicable to the annual bonus are shown in the table below:

Financial Metrics	Goal Weighting	Threshold	Target	Maximum	2016 Achievement	Performance Payout
Payout Percentage		50%	100%	225%
Adjusted EBITDA (in millions) (1)	40%	$125	$150	$200	$178.1	137.5%
Revenue (in millions) (1)	40%	$2,900	$3,100	$3,255	$3,143.4	110.5%
Individual Performance	20%	Committee Discretion up to 20% of Target

(1) The 2016 performance thresholds, which declined year-over-year, reflect the overall impact of our strategic initiatives and increased investment in the business described above in “Section 1 – Executive Summary – Business Strategies & Highlights.”

With respect to the individual performance component of our program, our CEO makes a recommendation to the Compensation Committee (other than for himself) and, in its discretion, the Compensation Committee determines and approves any payout to the Named Executive Officers. For 2016, the CEO recommended, and the Compensation Committee approved, a payout under the Company performance-based component of our annual bonus program because the Company exceeded both of its minimum revenue and Adjusted EBITDA thresholds. In addition, during 2016, the Compensation Committee considered the Company's operating and financial performance, execution of our strategic goals, and each leader's overall individual performance, and determined to pay annual bonuses for 2016 with respect to the individual performance component of our program in the amounts set forth below. The following table shows the target performance-based cash bonus targets and the performance and discretionary bonuses paid to the Named Executive Officers for 2016:

Name	2016 Annual Performance Bonus Target ($)	2016 Company Performance Bonus Paid ($)	2016 Individual Performance Bonus Paid ($)
Rich Williams	700,000	694,421	140,000
Michael Randolfi	292,260 (1)	289,931	58,452
Dane Drobny	390,000	386,892	78,000
Brian Stevens	321,360	318,799	64,272
Jay Sullivan	250,000	248,007	50,000
Brian Kayman	N/A	N/A	N/A

(1)	This amount represents the pro-rated performance bonus target for Mr. Randolfi. Mr. Randolfi's annualized performance bonus target for 2016 was $425,000.
For purposes of the Company performance-based bonus calculation, Adjusted EBITDA is defined as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Adjusted EBITDA is a non-GAAP measure that we present to aid investors in understanding our financial results. In addition, it is a key measure used by our management and Board to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital.
On February 14, 2017, in connection with its annual compensation review process, the Compensation Committee of the Board approved annual performance bonus targets for certain of our Named Executive Officers for 2017. The Compensation Committee approved the following annual performance bonus targets for our Named Executive Officers for 2017:

Name	2017 Annual Performance Bonus Target ($)
Rich Williams	700,000
Michael Randolfi	500,000
Dane Drobny	450,000
Brian Stevens	335,000
Jay Sullivan	450,000
The payout under the 2017 annual incentive program can range from 0% to 200% of the target bonus amount and its funding is 100% based upon achievement of certain levels of the following Company performance measures: Adjusted EBITDA; gross profit; and gross billings.

Equity-Based Awards
RSUs
Our practice, as a rapidly expanding and evolving company, has been to grant equity awards in the form of RSUs to our executive officers, as we believe that this is an effective means to align the interests of the executive with our long-term growth objectives. In addition, the time vesting component of our grants encourages retention of our executives. The sizes and types of awards that have historically been granted to executive officers have not been determined based on a specific formula, but rather on a combination of the Board's or the Compensation Committee's discretionary judgment regarding the appropriate level of compensation for the position, the need to fill a particular position, peer group and other market compensation data, and the negotiation process with the particular individual involved. In 2016, we granted RSU awards to our executives as part of our annual compensation review process, with awards typically granted in the first quarter of the year. Messrs. Drobny, Stevens and Kayman also received an additional RSU award in April 2016 in recognition of their increased responsibilities and contributions during the period in which the Company did not have a permanent Chief Financial Officer. When determining the number of RSUs to issue under both new hire and ongoing multi-year awards, we use a projected growth scenario to attempt to mitigate the risk of materially overcompensating our executives if our stock price increases significantly. The 2016 equity grants are disclosed below in the "Summary Compensation Table" and the "Grants of Plan-Based Awards for Fiscal 2016" table. The following table shows the aggregate RSU awards that we granted to our Named Executive Officers in 2016:

Name	Number of Securities Underlying Restricted Stock Units Granted in 2016 (#)
Rich Williams	1,207,827 (1)
Michael Randolfi	696,153 (2)
Dane Drobny	268,721(3)
Brian Stevens	171,816 (4)
Jay Sullivan	341,997 (5)
Brian Kayman	174,503 (6)

(1)
500,000 RSUs will vest in equal installments quarterly beginning on March 15, 2017; 298,675 will vest on March 15, 2018; 232,109 will vest on March 15, 2019; 177,043 will vest on March 15, 2020; in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(2)
287,581 RSUs will vest on April 25, 2017; 220,000 RSUs will vest in equal installments quarterly beginning on July 25, 2017 and ending on April 25, 2018; 188,572 RSUs will vest in equal installments quarterly beginning on July 25, 2018 and ending on April 25, 2019; in each case subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(3)
57,833 RSUs will vest on the last day of each calendar quarter over the one-year period beginning on March 31, 2017, subject to Mr. Drobny's continued employment with the Company through each vesting date. 103,700 RSUs vested in equal installments on the last day of each calendar quarter during 2016. 53,594 RSUs vested on each of June 1, 2016 and December 31, 2016. See the "Option Exercises and Stock Vested in 2016" table.

(4)
70,942 RSUs will vest on the last day of each calendar quarter over the one-year period beginning on March 31, 2017, subject to Mr. Stevens' continued employment with the Company through each vesting date. Approximately 12,719 RSUs vested on the last day of each calendar quarter during 2016. 25,000 RSUs vested on each of June 1, 2016 and December 31, 2016. See the "Option Exercises and Stock Vested in 2016" table.

(5)	All of these RSUs vested on July 12, 2016. See the "Option Exercises and Stock Vested in 2016" table.

(6)	All of these RSUs vested during 2016 or were accelerated in connection with the termination of Mr. Kayman's employment. See the "Option Exercises and Stock Vested in 2016" table.

On February 14, 2017, in connection with its annual compensation review process, the Compensation Committee of the Board approved awards of RSUs to certain of our Named Executive Officers for 2017. The Compensation Committee approved the following awards to our Named Executive Officers for 2017:

Name	Number of Securities Underlying Restricted Stock Units Granted in 2017 (#)
Rich Williams	__ (1)
Michael Randolfi	182,741 (2)
Dane Drobny	211,667 (3)
Brian Stevens	117,227 (4)
Jay Sullivan	521,178 (5)
Brian Kayman	—

(1)	Mr. Williams received an award in calendar year 2016 as part of his annual compensation review and thus did not receive an award in February 2017.

(2)
Subject to Mr. Randolfi's continued employment with the Company through each vesting date, 57,838 RSUs vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 124,903 RSUs vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020.

(3)
Subject to Mr. Drobny's continued employment with the Company through each vesting date, 10,000 RSUs vest on September 15, 2017; 5,000 RSUs vest on each of December 15, 2017 and March 15, 2018; 46,487 RSUs vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 145,180 RSUs vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020.

(4)
Subject to Mr. Stevens' continued employment with the Company through each vesting date, 8,092 RSUs vest on September 15, 2017; 4,046 RSUs vest on each of December 15, 2017 and March 15, 2018; and 101,043 RSUs vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019.

(5)
Subject to Mr. Sullivan's continued employment with the Company through each vesting date, 69,800 RSUs vest on September 15, 2017; 34,900 RSUs vest on each of December 15, 2017 and March 15, 2018; 191,030 RSUs vest in equal installments quarterly beginning on June 15, 2018 and ending on March 15, 2019; and 190,548 RSUs vest in equal installments quarterly beginning on June 15, 2019 and ending on March 15, 2020.

PSUs
Beginning in 2016 we introduced PSUs in addition to RSUs as part of our equity incentives for our Named Executive Officers. The PSUs granted to certain of our Named Executive Officers were able to be earned, if at all, in amounts ranging from 50% to 200% of the target award depending on the achievement in 2016 of certain levels of Adjusted EBITDA, revenue and strategic goals. See "Section 4 – Role of Management, Compensation Consultants and Use of Market Data – 2011 Incentive Plan." Our Compensation Committee believes that setting a one-year performance period for PSUs is appropriate at this time due to the rapidly changing nature of our business and creates a strong connection between pay and performance. We believe the one-year performance period creates a clear sense that strong leadership and effort will directly affect the number of shares ultimately received. Further, although the performance period for the PSUs is one year, the varied performance metrics, including the strategic goals, are intended to focus performance on creating a foundation for long-term business growth. For 2017, PSU awards to our Named Executive Officers may be earned based on a combination of the following performance measures: gross billings; free cash flow; customer growth; and strategic goals.
For 2016, in connection with its annual compensation review process, the Compensation Committee of the Board approved awards of PSUs to certain of our Named Executive Officers and approved the performance terms (described below) for the 2016 PSUs. Based on the achieved levels of the 2016 performance goals described below following completion of the performance period, the Compensation Committee approved the payout of PSUs to our Named Executive Officers for 2016 in the following amounts:

Name	Target PSUs for 2016	Number of PSUs Earned
Rich Williams	75,694	98,008
Michael Randolfi	71,895	93,089
Dane Drobny	25,925	33,568
Brian Stevens	12,718	16,467
Jay Sullivan	25,000	32,370
Brian Kayman	14,000	18,127

All of the PSUs for 2016 were earned for performance above the target level award but less than the maximum level award based on achievement of certain levels of the following performance objectives in 2016, shown in the table below:

Financial Metrics	Goal Weighting	Threshold	Target	Maximum	2016 Achievement	Performance Payout
Payout Percentage		50%	100%	200%
Adjusted EBITDA (in millions)	35%	$125	$150	$200	$178.1	156.2%
Revenue (in millions)	35%	$2,900	$3,100	$3,255	$3,143.40	128%
Strategic Goals (# met) (1)	30%	1 goal met	2 goals met	3 goals met	2 goals met	100%
					Total (blended)	129.5%

(1)	The payout percentage for this metric was based on how many of the following strategic goals were met in 2016:
(i) Addition of 4 million new customers in North America (which was achieved in 2016)
(ii) Improvement of Customer Service SLA/CSAT metric to 80%
(iii) Achievement of various product and engineering objectives, including card linked offers, data center migration and reduction in certain selling, general and administrative expenses (which were achieved in 2016)

In 2016, goals (i) and (iii) listed immediately above were achieved, resulting in a payout at target level for this metric.
In connection with its compensation review process, the Compensation Committee of the Board approved awards of PSUs to certain of our Named Executive Officers and, in February 2017, the Compensation Committee approved the performance terms (described below) for the 2017 PSUs. Based on our regular, annual equity incentive grants typically made in the first quarter of each fiscal year, PSUs represent a greater percentage of the value of such grants in 2017 than in 2016, increasing from 20% of the value of such grants in 2016 to 40% of the value of such grants in 2017. The Compensation Committee approved the following awards to our Named Executive Officers for 2017 and the amounts to be granted in 2018 and 2019 (some of which have been previously disclosed but are included below):

Name	Target PSUs for 2017 (#)	Target PSUs to be Granted in 2018 (#) (1)	Target PSUs to be Granted in 2019 (#) (1)
Rich Williams	141,007	239,902	240,139
Michael Randolfi	55,000	85,702	83,269
Dane Drobny	27,792	30,992	96,786
Brian Stevens	24,672	43,304	—
Jay Sullivan	93,067	127,353	127,032
Brian Kayman	—	—	—

(1) The Compensation Committee approved these 2018 and 2019 PSU targets, and the grant of any of these awards is subject to the Compensation Committee's approval of applicable performance metrics in 2018 and 2019, respectively.
All of the PSUs for 2017 may be earned, if at all, in an amount ranging from 50% to 200% of the target award depending on achievement of certain levels of the following equally weighted performance objectives in 2017: gross billings; free cash flow; customer growth and strategic goals. We are using different objectives than those applicable to the 2016 PSUs to broaden the scope of the financial metrics that factor into executive compensation, be consistent with our Company's strategic initiatives, and further connect compensation and Company performance. We expect that the performance goals and terms for the 2018 PSUs and 2019 PSUs will be established by the Compensation Committee and the corresponding awards will be granted within the first 90 days of 2018 and 2019, respectively. The use of a one-year performance period allows us to set challenging yet attainable objectives for our Named Executive Officers.
Benefits Programs. Our employee benefit programs, including our 401(k) plan and health, dental, vision and short-term disability coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. We generally do not provide perquisites to our Named Executive Officers.

SECTION 6 – OTHER COMPENSATION
Compensation Arrangements - Current Employees
Rich Williams. Mr. Williams serves as our Chief Executive Officer. Mr. Williams receives an annual base salary and is eligible for an annual performance bonus targeted at 100% of his base salary. When appointed as our Chief Executive Officer, Mr. Williams also received a signing bonus of $1,000,000, paid in full on November 15, 2015, which must be repaid to the Company on a prorated basis if his employment terminates for any reason, other than without "cause" or for "good reason," on or before the four-year anniversary of the payment date. Mr. Williams is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Williams has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control.”
Michael Randolfi. Mr. Randolfi serves as our Chief Financial Officer. Mr. Randolfi receives an annual base salary and is eligible for an annual performance bonus targeted at 100% of his base salary, which was guaranteed for the 2016 calendar year in the prorated amount not less than $292,260. When appointed as our Chief Financial Officer in 2016, Mr. Randolfi also received (1) a signing bonus of $200,000, which must be repaid to the Company on a prorated basis if his employment terminates for any reason, other than without "cause" or for "good reason," on or before April 25, 2017, (2) an equity award of 696,153 RSUs that will vest over two years beginning on April 25, 2017, subject to Mr. Randolfi's continued employment with the Company, and (3) an equity award of 174,038 PSUs that vest over a three-year period subject to Mr. Randolfi's continued employment with the Company and the Company's achievement of specific corporate objectives that are established annually. Mr. Randolfi is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Randolfi has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control."
Dane Drobny. Mr. Drobny serves as our General Counsel & Corporate Secretary. Mr. Drobny receives an annual base salary and is also eligible for an annual performance bonus targeted at 100% of his base salary. Mr. Drobny is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Drobny has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control."
Brian Stevens. Mr. Stevens serves as our Chief Accounting Officer & Treasurer. Mr. Stevens receives an annual base salary and is also eligible to receive an annual performance bonus targeted at 100% of his base salary. Mr. Stevens is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Stevens has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control."
Jay Sullivan. Mr. Sullivan serves as our Chief Product Officer. Mr. Sullivan receives an annual base salary and is also eligible for an annual performance bonus with a target amount of $250,000 for 2016 and 100% of his base salary for 2017. Mr. Sullivan is eligible to participate in the benefit programs generally available to regular, full-time employees of the Company. Mr. Sullivan has also entered into a severance benefit agreement with the Company, and is entitled to receive certain benefits upon certain terminations of employment and a change in control under such agreement, which benefits are summarized below in "Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control."
Compensation Arrangements - Former Employee
Brian Kayman. Mr. Kayman served as our Interim Chief Financial Officer from June 2015 to April 2016. Mr. Kayman received an annual base salary and also was eligible for an annual performance bonus with a target amount of $250,000. Mr. Kayman was eligible to participate in the benefit programs generally available to regular, full-time employees of the Company.
Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.

Hedging and Pledging Policy
Our directors and executive officers are prohibited from hedging their ownership of Company stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. They are also prohibited from pledging their stock as collateral for a loan and from holding their stock as collateral in a margin account. Exceptions to the pledging prohibition may be granted by the Company’s General Counsel and Chief Financial Officer (or, in certain cases, the Chairman of the Board or Chairman of the Audit Committee) if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Officer Stock Ownership Guidelines and Stock Holding Requirements

In 2016, we adopted stock ownership guidelines applicable to certain of our officers, including our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our officers and our stockholders and currently provides as follows:

•
Each officer is required to beneficially own Company common stock with a value equivalent to (i) for the CEO, four times his base salary, or (ii) for all other officers, two times their respective base salaries. Officers must achieve the applicable required ownership level within five years of becoming subject to the guidelines.

•	Shares owned outright and beneficially may be used to comply with the guidelines. Generally, unvested awards (other than unvested restricted stock unit awards) do not count toward compliance.

•	Until an officer satisfies the requirement, he or she must retain 50% of the net shares acquired upon the vesting of equity awards.

We measure compliance and whether our officers meet the required ownership levels annually at the time of our annual meeting of stockholders, and our Named Executive Officers (who are not former officers) are in compliance with these guidelines.
Incentive Plans
2011 Incentive Plan
We established the 2011 Incentive Plan, effective August 17, 2011, and have amended the 2011 Incentive Plan to increase the amount of authorized shares to 150 million shares and to increase the individual award limit per year to 7.5 million shares. On June 8, 2016, stockholders re-approved the material terms of the performance goals under the 2011 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code”. We also made an administrative amendment to the 2011 Incentive Plan on October 31, 2016 to reflect the conversion of Class A common stock and Class B common stock into a single class of common stock. The purpose of the 2011 Incentive Plan is to advance the interests of the Company and its subsidiaries by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to the Company through the acquisition of a larger personal financial interest in the Company. The 2011 Incentive Plan provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, cash incentive awards, and a variety of full value awards (including restricted stock, restricted stock units, deferred stock, deferred stock units, performance shares, and performance share units). The 2011 Incentive Plan was approved by our stockholders at our Annual Meeting in 2012, 2013, 2014 and 2016 in order to allow us the flexibility to grant certain awards that may qualify as performance-based compensation under Section 162(m) of the Code and therefore may be exempt from the cap on our tax deductions that may be imposed by Section 162(m) of the Code.
2010 Stock Plan
We established the 2010 Stock Plan, originally effective April 16, 2010 and most recently amended on April 1, 2011, referred to herein as the 2010 Plan. No new awards may be granted under the 2010 Plan following our initial public offering; however, awards previously granted and outstanding under the 2010 Plan remain subject to the terms of the 2010 Plan and the applicable award agreements. The purpose of the 2010 Plan is to advance the interests of the Company, and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2010 Plan provides for the award of incentive stock options, non-qualified stock options, restricted stock purchase rights, restricted stock units, and restricted stock bonuses.

2008 Stock Option Plan
We established the 2008 Stock Option Plan, originally effective January 15, 2008, referred to herein as the 2008 Plan. The 2008 Plan was frozen in December 2010; however, option awards previously granted and outstanding under the 2008 Plan remain subject to the terms of the 2008 Plan and the applicable award agreement. The purpose of the 2008 Plan is to advance the interests of the Company and our affiliates and stockholders, by providing incentives to retain and reward participants and motivate them to contribute to our growth and profitability. The 2008 Plan provided for the award of incentive stock options and non-qualified stock options.

2012 Employee Stock Purchase Plan
We established the 2012 Employee Stock Purchase Plan (referred to herein as the “Purchase Plan”) effective January 1, 2012. The Purchase Plan is intended to meet the requirements of an “employee stock purchase plan,” as defined in Section 423 of the Code. The purpose of the Purchase Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire our common shares at a specified discount from the fair market value as permitted by Section 423 of the Code. The Compensation Committee administers the Purchase Plan and the Board may amend or terminate the Purchase Plan subject to obtaining any required stockholder approval. The Board views the Purchase Plan as beneficial to the Company and its stockholders, as it more closely aligns the interests of our employees with the interests of our stockholders. The Purchase Plan was approved at our 2012 Annual Meeting as required by the terms of Section 423 of the Code.
401(k) Plan
Our 401(k) plan, in which all employees are generally eligible to participate, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the Code, which was $18,000 per person for calendar year 2016, and permits participants who turned age 50 by the end of the taxable year to elect to defer an additional catch-up contribution of $6,000 to the 401(k) plan during the year. Elective deferrals are immediately vested and non-forfeitable upon contribution by the employee.
Post-Employment Compensation
Messrs. Williams, Randolfi, Drobny, Sullivan, and Stevens are each party to, and Mr. Kayman was (prior to his resignation) party to, severance benefits agreements with Groupon, which set forth the terms and conditions of their employment, including post-employment arrangements. These agreements provide for certain benefits in the event of the Named Executive Officer's termination of employment under specified circumstances or upon a change in control. We believe that our extension of these post-employment and change in control benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment arrangements are set forth in "Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control" for all Named Executive Officers other than Mr. Kayman, and "Named Executive Officer Compensation – Resignation of Former Executive Officers" for Mr. Kayman, whose employment terminated in January 2017.
Effect of Accounting and Tax Treatment on Compensation Decisions
Accounting Treatment. We recognize a charge to earnings for equity awards, which is generally recognized on a straight-line basis over the service period during which the awards are expected to vest. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity grants.
Deductibility of Executive Compensation. Section 162(m) of the Code may limit the amount that we may deduct from our federal income taxes for compensation paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. Code Section 162(m) provides an exception from this deduction limit for certain forms of performance-based compensation. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, the Board and the Compensation Committee believe that we should not be constrained by the requirements of the Code Section 162(m) exception where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Board and the Compensation Committee have not adopted a policy that would require that all compensation be deductible. We intend to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Taxation of Parachute Payments and Deferred Compensation. We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan and our 2010 Plan permit a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Code Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Code Section 409A. Further, our 2011 Incentive Plan and our 2010 Plan provide that the Board may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Code Section 409A.

NAMED EXECUTIVE OFFICER COMPENSATION
2016 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table for Fiscal Years 2016, 2015, and 2014 contains compensation information for our Named Executive Officers: (1) Mr. Williams, who has served as Chief Executive Officer since November 3, 2015; (2) Mr. Randolfi, who has served as Chief Financial Officer since April 29, 2016; (3) Mr. Kayman, who served as Interim Chief Financial Officer from June 3, 2015 until April 28, 2016; and (4) Messrs. Drobny, Stevens, and Sullivan, who were our other three most highly compensated executive officers serving as of December 31, 2016. No compensation information is provided for 2014 or 2015 for Messrs. Randolfi and Sullivan (who each became Named Executive Officers in 2016) or for 2014 for Messrs. Williams and Kayman (who each became Named Executive Officers in 2015).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total Compensation
Rich Williams	2016	700,000	140,000	6,593,680	694,421	2,160	8,130,261
Chief Executive Officer	2015	493,304	1,135,000	10,781,333	—	27,160	12,436,797

Michael Randolfi	2016	277,913	258,452	3,494,618	289,931	8,938	4,329,852
Chief Financial Officer

Dane Drobny	2016	390,000	78,000	910,293	386,892	2,160	1,767,345
General Counsel & Corporate	2015	386,425	385,000	281,600	—	2,160	1,055,185
Secretary	2014	182,533	287,500	5,530,875	—	1,080	6,001,988

Brian Stevens	2016	321,360	64,272	529,165	318,799	2,160	1,235,756
Chief Accounting Officer &	2015	318,414	289,224	964,097	0	2,160	1,573,895
Treasurer	2014	305,562	305,562	342,160	0	2,160	955,444

Jay Sullivan	2016	400,000	50,000	872,733	248,007	200	1,570,940
Chief Product Officer

Brian Kayman	2016	289,574	100,000	727,477	N/A	2,160	1,119,211
Former Interim Chief Financial Officer	2015	283,378	225,000	1,134,264	0	2,160	1,644,802

(1)
Amounts disclosed in this column relate to (i) for Mr. Williams, in 2016, an annual discretionary bonus of $140,000, and in 2015, an annual performance bonus of $135,000 and a bonus of $1,000,000 in connection with his promotion to CEO; (ii) for Mr. Randolfi, in 2016, an annual discretionary bonus of $58,452 and a signing bonus of $200,000; (iii) for Mr. Drobny, in 2016, an annual discretionary bonus of $78,000, in 2015, an annual performance bonus of $385,000 (guaranteed at target), and in 2014 a $100,000 signing bonus and a guaranteed pro-rata portion of his target bonus for 2014 pursuant to his offer letter; (iv) for Mr. Stevens, in 2016, an annual discretionary bonus of $64,272, in 2015, an annual performance bonus of $289,224, and in 2014, a discretionary bonus of $305,562; (v) for Mr. Sullivan, in 2016, an annual discretionary bonus of $50,000; and (vi) for Mr. Kayman, in 2016, a one-time bonus of $100,000, and in 2015, an annual performance bonus of $225,000. Mr. Kayman did not receive an annual discretionary bonus for 2016. Any foregoing amounts relating to discretionary or performance bonuses were earned in the year indicated and were paid to executives in the following year.

(2)
Amounts disclosed in this column relate to grants of RSUs and PSUs made under our 2011 Incentive Plan. With respect to each RSU and PSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value for each RSU and PSU is set forth in Note 12 to the Company's audited consolidated financial statements for the year ended December 31, 2016, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and does not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2016, 2015 or 2014. The maximum award that could be earned at the end of the performance period if maximum performance were to be achieved with respect to the 2016 PSU awards, based on the grant date value of our common stock, is as follows: Mr. Williams - $336,081; Mr. Randolfi - $654,245; Mr. Drobny - $115,107; Mr. Stevens - $56,468; Mr. Sullivan - $227,000; and Mr. Kayman - $62,160. For further information on the RSU and PSU grants made in 2016, see the "Grants of Plan-Based Awards in 2016" table below.

(3)
Amounts disclosed in this column relate to, under the performance-based component of our annual bonus program, (i) for Mr. Williams, in 2016, a payment of $694,421; (ii) for Mr. Randolfi, in 2016, a payment of $289,931; (iii) for Mr. Drobny, in 2016, a payment of $386,892; (iv) for Mr. Stevens, in 2016, a payment of $318,799; and (v) for Mr. Sullivan, in 2016, a payment of $248,007. Mr. Kayman did not receive a payment in 2016 under the performance-based component of our annual bonus program. The foregoing amounts relate to the 2016 performance period and were paid to executives in 2017. There were no bonus payments in 2015 under the performance-based component of our annual bonus program.

(4)
Amounts disclosed in this column for 2016 include amounts paid by the Company for (i) each executive's parking expenses and (ii) reimbursement of Mr. Randolfi's legal fees in connection with the commencement of his employment. In 2015, Mr. Williams received security services and equipment and a reimbursement of relocation expenses in connection with the move of Mr. Williams' family. We believe the personal safety and security of our CEO is important to the Company’s business interests.  Although we have disclosed security costs for 2015 in the table above, we do not consider these security measures to be a personal benefit or perquisite for our CEO, but rather a reasonable and necessary expense for the benefit of the Company.

GRANTS OF PLAN-BASED AWARDS IN 2016
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2016. We did not grant any option awards during 2016.

Name (a)	Award Type (b)	Grant Date (c)	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			Number of Securities Underlying Restricted Stock Units (#)(j)	Grant Date Fair Value of Stock Awards ($)(2)(k)
			Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Rich Williams	Annual Performance Bonus		350,000	700,000	1,400,000
	RSU	10/25/2016							1,207,827	6,425,640
	PSU	02/09/2016				37,847	75,694	151,388		168,041
Michael Randolfi	Annual Performance Bonus		212,500	292,260 (3)	584,520
		04/25/2016 (4)							696,153	3,167,496
		04/25/2016				35,948	71,895	143,790		327,122
Dane Drobny	Annual Performance Bonus		195,000	390,000	780,000
	RSU	02/09/2016							161,533	358,603
	RSU	04/27/2016 (5)							107,188	494,137
	PSU	02/09/2016				12,963	25,925	51,850		57,554
Brian Stevens	Annual Performance Bonus		160,680	321,360	642,720
	RSU	02/09/2016							121,816	270,432
	RSU	04/27/2016 (6)							50,000	230,500
	PSU	02/09/2016				6,359	12,718	25,436		28,234
Jay Sullivan	Annual Performance Bonus		125,000	250,000	500,000
	RSU	02/09/2016							341,997	759,233
	PSU	04/21/2016				12,500	25,000	50,000		113,500
Brian Kayman	Annual Performance Bonus		N/A	N/A	N/A
	RSU	02/09/2016							124,503	276,397
	RSU	04/27/2016 (7)							50,000	230,500
	PSU	02/09/2016				7,000	14,000	28,000		31,080

(1)
Columns (g), (h) and (i) include the potential number of PSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vested to the extent that the Company achieved certain performance measures over the one-year period beginning on January 1, 2016. See, "Compensation Discussion and Analysis – Section 5 – Pay Mix and Target Opportunity – Equity-Based Awards - PSUs" for more information on the terms of the PSUs.

(2)
Reflects grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 2 to the "Summary Compensation Table" above. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(3)	Mr. Randolfi was entitled to receive a guaranteed minimum bonus of $292,260 for 2016. These amounts represent the pro-rata bonus opportunities for Mr. Randolfi for 2016.

(4)	Reflects the award of RSUs under the 2011 Incentive Plan in connection with Mr. Randolfi's acceptance of the Chief Financial Officer position.

(5)
Reflects the award of RSUs under the 2011 Incentive Plan in recognition of increased responsibilities and contributions during the period in which the Company did not have a permanent Chief Financial Officer.

(6)
Reflects the award of RSUs under the 2011 Incentive Plan in recognition of increased responsibilities and contributions during the period in which the Company did not have a permanent Chief Financial Officer.

(7)
Reflects the award of RSUs under the 2011 Incentive Plan in recognition of increased responsibilities and contributions during the period in which the Company did not have a permanent Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT 2016 YEAR-END
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2016. These unit amounts have been adjusted, as applicable, to reflect (i) a two-for-one forward stock split completed in January 2011 and (ii) a two-for-one forward stock split completed in October 2011. There were no outstanding option awards held by our Named Executive Officers as of December 31, 2016. See “Potential Payments on Termination or Change-in-Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Rich Williams	03/14/2012 (2)	3,000	9,960
	02/18/2014 (3)	100,000	332,000
	05/04/2015 (4)	152,152	505,145
	06/03/2015 (5)	220,609	732,422
	11/03/2015 (6)	1,315,501	4,367,463
	10/25/2016 (7)	1,207,827	4,009,986
Michael Randolfi	04/25/2016 (8)	696,153	2,311,228
Dane Drobny	07/07/2014 (9)	375,157	1,245,521
	05/04/2015 (10)	40,000	132,800
	02/09/2016 (11)	57,833	192,006
Brian Stevens	07/15/2014 (12)	32,000	106,240
	04/23/2015 (13)	22,202	73,711
	02/09/2016 (14)	70,942	235,527
Jay Sullivan	02/10/2015 (15)	234,167	777,434
Brian Kayman	02/17/2014 (16)	82,813	274,939
	04/23/2015 (16)	8,788	29,176
	02/09/2016 (16)	68,503	227,430

(1)
Reflects the market value of outstanding RSUs and PSUs, based on the price per share of common stock of $3.32, the closing market price on December 30, 2016. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(2)
RSUs vested according to the following schedule: in equal increments on the 14th day of the last month of each calendar quarter through March 14, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(3)
RSUs vest according to the following schedule: in equal increments on the last day of last month of each calendar quarter through December 31, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(4)
RSUs vest according to the following schedule: 152,152 will vest quarterly in equal increments during calendar year 2017, beginning on March 31, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(5)
RSUs vest according to the following schedule: 220,609 will vest quarterly in equal increments during calendar year 2017, beginning on March 31, 2017, subject to Mr. Williams' continued employment with the Company through each vesting date.

(6)
RSUs vest according to the following schedule: 66,338 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2017; 140,427 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2018; and 122,110 will vest on the last day of each calendar quarter over a nine month period beginning on March 31, 2019 with 122,111 vesting on December 31, 2019, in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(7)
RSUs vest according to the following schedule: 500,000 will vest in equal quarterly increments during calendar year 2017, beginning on March 15, 2017; 298,675 will vest on March 15, 2018; 232,109 will vest on March 15, 2019; 177,043 will vest on March 15, 2020; in each case subject to Mr. Williams' continued employment with the Company through each vesting date.

(8)
RSUs vest according to the following schedule: 287,581 will vest on April 25, 2017; 220,000 will vest quarterly in four equal installments beginning on July 25, 2017; 188,572 will vest quarterly in four equal installments beginning on July 25, 2018; in each case, subject to Mr. Randolfi's continued employment with the Company through each vesting date.

(9)	RSUs vest according to the following schedule: in equal installments quarterly, through July 7, 2017, subject to Mr. Drobny's continued employment with the Company through each vesting date.

(10)	RSUs vest according to the following schedule: 100% will vest on January 1, 2018, subject to Mr. Drobny's continued employment with the Company through such date.

(11)
RSUs vest according to the following schedule: 57,833 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2017, subject to Mr. Drobny's continued employment with the Company through each vesting date.

(12)	RSUs vest according to the following schedule: in equal installments quarterly through December 31, 2017, subject to Mr. Stevens' continued employment with the Company through each vesting date.

(13)
RSUs vest according to the following schedule: 22,202 will vest quarterly in equal installments during calendar year 2017, beginning on March 31, 2017, subject to Mr. Stevens' continued employment with the Company through each vesting date.

(14)
RSUs vest according to the following schedule: 70,942 will vest on the last day of each calendar quarter over a one-year period beginning on March 31, 2017, subject to Mr. Stevens' continued employment with the Company through each vesting date.

(15)	RSUs vest according to the following schedule: in equal installments quarterly, through January 12, 2018, subject to Mr. Sullivan's continued employment with the Company through each vesting date.

(16)	The vesting for these RSUs was accelerated, and 100% of these RSUs vested on January 10, 2017 in connection with Mr. Kayman's termination of employment.

OPTION EXERCISES AND STOCK VESTED IN 2016
The following table sets forth the number of shares of common stock acquired during 2016 by our Named Executive Officers upon the vesting of RSU and PSU awards and the value realized upon such vesting. These unit amounts have been adjusted, as applicable, to reflect (i) the two-for-one forward stock split completed in January 2011 and (ii) the two-for-one forward stock split completed in October 2011. No stock options vested in 2016.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Rich Williams	950,884	3,762,514
Michael Randolfi	93,089	351,876
Dane Drobny	458,831	1,739,493
Brian Stevens	220,205	841,584
Jay Sullivan	702,200	2,414,311
Brian Kayman	320,527(3)	1,271,925

(1)
Reflects the aggregate number of shares of common stock underlying the RSU awards that vested in 2016 and the aggregate number of shares of common stock underlying the PSU awards that vested in 2016 above the target level but less than the maximum level. Of the amount shown for Mr. Williams, 389,476 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Randolfi, 29,829 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Drobny, 166,279 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Stevens, 74,570 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Sullivan, 319,822 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Kayman, 119,061 shares of common stock were withheld to pay taxes due in connection with the vesting.

(2)
Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NASDAQ of a share of common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Williams, $2,220,948 represents net proceeds to Mr. Williams. Of the amount shown for Mr. Randolfi, $239,123 represents net proceeds to Mr. Randolfi. Of the amount shown for Mr. Drobny, $1,103,090 represents net proceeds to Mr. Drobny. Of the amount shown for Mr. Stevens, $559,391 represents net proceeds to Mr. Stevens. Of the amount shown for Mr. Sullivan, $1,303,128 represents net proceeds to Mr. Sullivan. Of the amount shown for Mr. Kayman, $795,182 represents net proceeds to Mr. Kayman.

(3)	Includes the vesting of 160,104 RSUs that were accelerated in connection with Mr. Kayman's termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Potential Payments pursuant to Messrs. Williams' and Randolfi's Severance Benefit Agreements. Messrs. Williams and Randolfi are parties to the Company's form severance benefit agreement, effective April 26, 2016 (as amended) and April 25, 2016, respectively. Upon a termination of Mr. Williams' and Mr. Randolfi's employment by the Company without "cause" (as defined in the applicable severance benefit agreement), or upon a termination of his employment for "good reason" (as defined in the applicable severance benefit agreement), such individual is entitled to receive (a) a lump sum payment in an amount equal to 12 months of such individual's annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, and (c) continued vesting of such individual's equity-based awards for 12 months after the termination date.
Upon termination of Mr. Williams' or Mr. Randolfi's employment without cause or for good reason occurring within six months prior to a "change in control" (as defined in the applicable severance benefit agreement) or within 12 months following a change in control, Messrs. Williams or Randolfi, as applicable, is entitled to immediate vesting of 100%, with respect to Mr. Williams, or 50%, with respect to Mr. Randolfi, of the unvested portion of his equity-based awards and his vested stock options, if any, shall remain exercisable until the expiration of the terms of such stock options, in addition to the benefits provided to Messrs. Williams and Randolfi for a termination of his employment without cause or for good reason.
Messrs. Williams and Randolfi are also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of their employment for any reason.
Potential Payments pursuant to Messrs. Drobny's, Stevens' and Sullivan's Severance Benefit Agreements. Messrs. Drobny, Stevens, and Sullivan are parties to the Company's form severance benefit agreement, effective July 14, 2014, August 6, 2013 and April 23, 2015, respectively. Upon a termination of Mr. Drobny's, Mr. Stevens', or Mr. Sullivan's employment by the Company without "cause" (as defined in the applicable severance benefit agreement), or upon a termination of employment by the individual for "good reason" (as defined in the applicable severance benefit agreement), such individual is entitled to receive (a) a lump sum payment in an amount equal to six months of such individual's annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to six times the monthly COBRA premium for such coverage, and (c) continued vesting of such individual's equity-based awards for six months after the termination date.
Upon termination of Messrs. Drobny's, Stevens', or Sullivan's employment without cause or for good reason occurring within six months prior to a "change in control" (as defined in the applicable severance benefit agreement) (in the case of Mr. Stevens, if he reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Messrs. Drobny, Stevens, or Sullivan, as applicable, is entitled to immediate vesting of 50% (25% in the case of Mr. Sullivan) of the unvested portion of his equity-based awards and each of his vested stock options shall remain exercisable until the expiration of the terms of such stock options, in addition to the benefits provided to Messrs. Drobny, Stevens, and Sullivan for a termination of their respective employment without cause or for good reason.
Messrs. Drobny and Stevens are also subject to non-competition and non-solicitation restrictive covenants, and Mr. Sullivan is subject to non-solicitation restrictive covenants, in each case, for a period of 18 months following the termination of their respective employment for any reason.
The employment of the Named Executive Officers did not actually terminate on December 31, 2016, nor did the Company incur a change in control on December 31, 2016. As a result, the Named Executive Officers did not receive any of the amounts shown in the table below. The actual amounts to be paid to a Named Executive Officer in connection with a termination event or a change in control event can only be determined at the time of such termination event and depend on the circumstances of his termination.

Review in 2017.  The Company is in the process of reviewing the terms of, and the competitiveness of the level of benefits in, the severance benefits agreements (versus market and peer company practices).  To the extent that such review leads to a material amendment of severance benefits for any of our Named Executive Officers, the amendment will be described in a future current or periodic report of the Company.

Each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination. These amounts include accrued base salary and other employee benefits to which the Named Executive Officer was entitled on the date of termination, and are not shown in the table below. See "Resignation of Former Executive Officers" below for disclosure regarding Mr. Kayman. No termination benefit amounts are shown below for PSUs because these awards were earned based on performance through December 31, 2016 as described in the "Option Exercises and Stock Vested in 2016" table above.

Executive	Payment Elements	Change in Control ($)	Qualifying Termination- Change in Control ($)(1)(2)(3)	Termination Without Cause or for Good Reason ($)
Rich Williams (4)	Salary	—	700,000	700,000
	Restricted Stock Units	—	9,956,975 (6)	4,120,495
	Health Coverage (5)	—	20,202	20,202
	TOTAL	—	10,677,177	4,840,697

Mike Randolfi (7)	Salary	—	425,000	425,000
	Restricted Stock Units	—	1,155,614 (8)	1,319,969
	Health Coverage (5)	—	19,942	19,942
	TOTAL	—	1,600,556	1,764,911

Dane Drobny	Salary	—	195,000	195,000
	Restricted Stock Units	—	785,163 (8)	451,869
	Health Coverage (9)	—	10,101	10,101
	TOTAL	—	990,264	656,970

Brian Stevens	Salary	—	160,680	160,680
	Restricted Stock Units	—	207,739 (8)	207,742
	Health Coverage (9)	—	8,862	8,862
	TOTAL	—	377,281	377,285

Jay Sullivan	Salary	—	200,000	200,000
	Restricted Stock Units	—	194,359 (8)	310,974
	Health Coverage (9)	—	10,101	10,101
	TOTAL	—	404,460	521,075

(1)
Definition of Qualifying Termination is termination by the Company (or its successor) without cause (excluding death or disability) in connection with, or during the one-year period immediately following a change in control.

(2)
Definition of Qualifying Termination is termination by the employee for good reason or by the Company without cause (excluding death or disability) in connection with, or during the three months prior to, the date of a change in control or during the one-year period immediately following a change in control.

(3)
Definition of Qualifying Termination is termination by the employee for good reason in the event a change in control occurs within three months following the date of a termination or if a termination occurs within twelve months following the date of a change in control.

(4)	Reflects arrangement effective February 9, 2016.

(5)	Represents twelve months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost.

(6)
If Mr. Williams' employment is terminated for good reason or without cause within six months prior to a "change in control" (as defined in his severance benefit agreement) or within 12 months following a change in control, Mr. Williams is entitled to immediate vesting of 100% of the unvested portion of his equity-based awards.

(7)	Reflects arrangement effective April 25, 2016.

(8)
Upon termination of Messrs. Randolfi's, Drobny's, Stevens', or Sullivan's employment without cause or for good reason occurring within six months prior to a "change in control" (as defined in the applicable severance benefit agreement) (in the case of Mr. Stevens, if he reasonably demonstrates that his termination arose in connection with such change in control) or within 12 months following a change in control, Messrs. Randolfi, Drobny, or Stevens, as applicable, is entitled to immediate vesting of 50% of the unvested portion of his equity-based awards and Mr. Sullivan is entitled to immediate vesting of 25% of the unvested portion of his equity-based awards.

(9)	Represents six months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost.

RESIGNATION OF FORMER EXECUTIVE OFFICER
Brian Kayman. Mr. Kayman served as our Interim Chief Financial Officer until April 28, 2016 and continued his employment in a non-executive role until January 3, 2017. In connection with his termination of employment, Mr. Kayman received accelerated vesting of 160,104 RSUs, and the payment of 18,127 PSUs based on the achievement of Company performance metrics set forth in "Compensation Discussion and Analysis – Section 5 – Pay Mix and Target Opportunity - Equity-Based Awards - PSUs."
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2016, including our 2008 Plan, 2010 Plan, 2011 Incentive Plan, and Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	26,399,018 (1)	0.77 (2)	85,148,672 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	26,399,018	0.77	85,148,672

(1)	This amount includes the following:
•991,172 shares that may be issued in connection with outstanding stock options.
•
•25,065,110 shares that may be issued in connection with stock awards.
•342,736 shares that may be issued in connection with directors’ deferred stock awards.

(2)	Indicates a weighted average price for 991,172 outstanding options under our 2008 Plan and our 2010 Plan.

(3)
As of December 31, 2016, 79,487,111 shares remained available for issuance under the 2011 Incentive Plan and 5,661,561 shares available for future issuance under the Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specified performance goals, called “performance awards” and cash incentive awards.

COMPENSATION AND RISK
The Company has undertaken a risk review of the Company’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

•	annual bonuses with a portion for executive employees that are funded based on Company performance, paid based on a combination of quantitative and/or qualitative factors and individual performance;

•	ownership of a large percentage of our shares and equity-based awards, including performance share units, by senior management; and

•
our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2016, Peter Barris, Robert Bass (beginning June 2016), Jeffrey Housenbold (through June 2016), and Bradley Keywell served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2016, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended.
The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Peter Barris (Chair) Robert Bass Bradley Keywell Jeffrey Housenbold (through June 2016)

AUDIT COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our internal controls;

•	our legal compliance and ethics policies relating to accounting, internal controls and auditing matters;

•	our systems and policies to monitor and manage business risk;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of our internal audit function.
The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young, including the performance of the lead audit engagement partner, in the annual audit of our consolidated financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable NASDAQ and SEC rules and that each member qualifies as an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our 2016 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to our Board.
Our management has primary responsibility for preparing our consolidated financial statements and for our financial reporting processes. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
(1) The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2016 with our management.
(2) The Audit Committee has discussed with Ernst & Young, our independent registered public accounting firm for fiscal year 2016, the matters required to be discussed under the Public Company Accounting Oversight Board standards.
(3) The Audit Committee has received the written disclosures and the letter from Ernst & Young pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Ernst & Young its independence, including whether the provision of non-audit services to us is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such services for us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2016, as amended, for filing with the SEC.

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Audit Committee Robert Bass (Chair) Michael Angelakis Ann Ziegler

INFORMATION ABOUT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee routinely reviews the performance and retention of our independent auditor, in accordance with its charter, and has determined that 2017 is an appropriate time to review its selection of our independent auditor. We have therefore submitted a request for proposal to several independent registered public accounting firms, including our current independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"). The request for proposal asks that these firms submit proposals to serve as our independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2017. After receiving and reviewing these proposals, the Audit Committee will select and appoint an independent registered public accounting firm for the remainder of the year ending December 31, 2017. We currently expect to complete this process prior to the Annual Meeting. In light of this ongoing process, we are not submitting a proposal for the ratification of appointment of Ernst & Young at the Annual Meeting. While not required to do so, our practice since our initial public offering has been to submit the selection of the independent auditor for ratification in order to ascertain the views of our stockholders, and we expect to resume this practice in 2018. We also expect that representatives from the firm selected by the Board to serve as our independent registered public accounting firm for the remainder of 2017 will be present at the Annual Meeting and that they will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees billed for professional audit services rendered by Ernst & Young for the audit of Groupon’s annual consolidated financial statements for the years ended December 31, 2016 and 2015, and fees billed for other services rendered by Ernst & Young during those periods.

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit Fees(1)	$5,800,222	$6,456,556
Audit-Related Fees	—	—
Tax Fees(2)	$92,937	$417,894
Other Fees(3)	$2,000	$2,000

Total	$5,895,159	$6,876,450

(1)
Audit Fees. Audit fees for the 2016 and 2015 fiscal years include the aggregate fees incurred for the audits of the Company’s annual consolidated financial statements, and audit, review and attest services rendered in connection with other regulatory or statutory filings, for which we have engaged Ernst & Young.

(2)	Tax Fees. Tax fees consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.

(3)	Other Fees. Other fees include access to online accounting and tax research software applications and data.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

PROPOSALS TO BE VOTED ON AT THE MEETING
PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has ten members. See “Board of Directors.” Set forth below is a list of the ten director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see “Board of Directors – Our Director Nominees.”

Each director nominee listed below has consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Our Board unanimously recommends a vote "FOR" the election to the Board of each of the following nominees:

Name	Age	Director Since	Position	Independent
Rich Williams	42	2015	Chief Executive Officer and Director	No
Eric Lefkofsky	47	2006	Chairman of the Board	No
Theodore Leonsis	61	2009	Lead Independent Director	Yes
Michael Angelakis	52	2016	Director	Yes
Peter Barris	65	2008	Director	Yes
Robert Bass	67	2012	Director	Yes
Jeffrey Housenbold	47	2013	Director	Yes
Bradley Keywell	47	2006	Director	Yes
Joseph Levin	37	2017	Director	Yes
Ann Ziegler	58	2014	Director	Yes
Proxies solicited by the Board will be voted "FOR" each of the director nominees named above unless stockholders specify a contrary vote.

PROPOSAL 2: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following resolution (the “say-on-pay” resolution):
“RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this proxy statement.”
Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
We are asking that stockholders vote to support the foregoing “say on pay” resolution, for the following reasons:
Pay for Performance
To date, we have designed our compensation practices such that a significant portion of the Named Executive Officers’ total pay package consists of equity-based awards, and therefore the value of the pay packages is tightly correlated with Groupon’s performance.

Sound Design
We designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our long-term stockholders. We achieve our objectives through compensation that:

•	enables us to recruit and retain talented and experienced individuals who are able to develop, implement and deliver on long-term value creation strategies;

•	provides a substantial portion of each executive’s compensation in components that are directly tied to the long-term value and growth of the Company;

•	rewards both Company and individual performance and achievement;

•	ensures that our pay structure does not encourage unnecessary and excessive risk taking; and

•	ensures that our compensation is reasonable and competitive with pay packages made available to executives at companies with which we compete for executive talent.
Our Board unanimously recommends a vote "FOR" the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSALS OF STOCKHOLDERS FOR 2018 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices no later than the close of business (5:30 p.m. Central Time) on December 29, 2017. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2018 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December 29, 2017, and no later than the close of business (5:30 p.m. Central Time) on January 28, 2018, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 13, 2018. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2018 annual meeting of stockholders must be addressed to: Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 19, 2017, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
DATED: April 27, 2017

GROUPON

*GROUPON, INC.*
*600 WEST CHICAGO AVENUE*
*SUITE 400*
*CHICAGO, IL 60654*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 12, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on June 12, 2017. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Groupon, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27918-P92712 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**GROUPON, INC.**

**Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the director nominees in Proposal 1 and FOR Proposal 2.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

| | |
|---|---|
| 01) Rich Williams | 06) Robert Bass |
| 02) Eric Lefkofsky | 07) Jeffrey Housenbold |
| 03) Theodore Leonsis | 08) Bradley Keywell |
| 04) Michael Angelakis | 09) Joseph Levin |
| 05) Peter Barris | 10) Ann Ziegler |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on an advisory basis, the compensation of our named executive officers. | ☐ | ☐ | ☐ |

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V.1.1

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E27919-P92712

## GROUPON, INC.
## Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 13, 2017

The undersigned hereby appoints Rich Williams and Dane Drobny, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at 10:00 a.m., Central Time, on June 13, 2017 and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

**Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the Annual Meeting, please also bring a recent bank or brokerage statement showing owned shares of the Company on the record date April 19, 2017. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.**

**The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.**

**Continued and to be signed on reverse side**

V.1.1